Exhibit A

AMENDED SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement” or “Agreement”) is a final settlement agreement (subject to certain contingencies set forth herein) made by and among (i) ARTRA Group Incorporated, a Pennsylvania corporation; (ii) Entrade, Inc., a Pennsylvania corporation; (iii) the Official Committee of Unsecured Creditors of ARTRA Group Incorporated; and (iv) Erwin I. Katz, Ltd., the appointed representative of future asbestos claimants against ARTRA Group Incorporated.

DEFINITIONS

As used in this Settlement Agreement, the following defined terms have the following meanings. The definitions contained herein shall apply only to this Agreement and shall not apply to any other agreement, nor shall they be used as evidence, except with respect to this Agreement, of the meaning of any term. Where the context so indicates or requires, each defined term stated in the singular includes the plural, and each defined term stated in the plural includes the singular.

1.	“Agreement” means this Settlement Agreement.

2.	“ARTRA Entities” means ARTRA, Inc.; ARTRA Group, Incorporated; Baltimore Paint and Chemical (a division or subsidiary of ARTRA Group, Incorporated); The Synkoloid Company (a division or subsidiary or ARTRA Group, Incorporated); Dutch Boy, Inc.; ELT, Inc.; Baltimore Paint and Chemical (a division of ELT, Inc.); The Synkoloid Company (a division of ELT, Inc.); Baltimore Paint & Chemical Corporation; Baltimore Paint & Chemical Corp.; The Synkoloid Co.; The Synkoloid Co. of Tx. (a subsidiary of The Synkoloid Co.); The Synkoloid Co. of Fl., Inc. (a subsidiary of The Synkoloid Co.); The Synkoloid Co. of Wa. (a subsidiary of The Synkoloid Co.); Synko Sales (a subsidiary of The Synkoloid Co.); Velco Chemical and Coating, Corp. (a subsidiary of The Synkoloid Co.); Synko Realty, Corp. (a subsidiary of The Synkoloid Co.); The Synkoloid Company; Synkoloid of Tx. (a subsidiary of The Synkoloid Company); Synkoloid of Wa. (a subsidiary of The Synkoloid Company); and Synkoloid of Fl. (a subsidiary of The Synkoloid Company), El-Tronics, Inc., Campbell Telector Corp. of Pennsylvania, AG Holding Corp., Fillmor Holding, Inc., Dutch Boy, Inc., Entrade, Inc., and WWWX Merger Subsidiary, Inc., and each of their respective predecessors-in-interest, successors-in-interest, subsidiaries, divisions, officers, directors, agents, and employees.

3.	“ARTRA” means ARTRA Group, Incorporated, a Pennsylvania corporation, and its predecessors-in-interest, successors-in-interest, and assigns.

4.

“Asbestos Personal Injury Claims” means any and all past, pending, and future claims or lawsuits, known or unknown, heretofore or hereafter asserted by any Person seeking monetary, legal, equitable, or other relief for bodily injury, property damage, personal injury, mental injury or anguish, emotional distress, shock, sickness, disease, death, or any other illness, condition, or damage whether or not caused in whole or in part by the actual or threatened exposure to, release of, dispersal of, discharge of, or the presence of asbestos (in any form), asbestos-containing products or materials, asbestos fibers, asbestos dust (whether by itself or mixed with other materials), or any other asbestos material or product which has or might cause injury to any Person or property which is related to, arising out of, emanating from, as a consequence of, or in any way connected with any and all paint, paint additive, primer, primer-sealer, sealer, plaster, joint compound, patching material, masonry material, cement, roofing material, coating material, conditioning material, or any other similar construction product manufactured, produced, marketed, distributed, handled, transported, disposed of, sold, used, installed, or removed by any of the ARTRA Entities, including, but not limited to, Synko Texwall Texture, Synko Eze-Tex Texture, Synko Triple Duty Joint Cement and Texture, Synko Topping, Synko Prime N Fill, Snohide, Plasti Bond, Synko Surface Conditioner, Synko Vinyl Prep Mix, Synko Flexi-Patch Masonry Patching Putty, Synko Stucco & Cement Patch, Synko Tex-Add, Synko Prime ‘N Seal, Synko Kool Kap, Synko Vinyl Tex-Wall, and Synko Vinyl Roof Paint relating to, or arising by reason of, directly or indirectly, death, physical, emotional, bodily or other personal injury or damages (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before or after the date hereof (x) caused or allegedly caused, in whole or in part directly or indirectly by asbestos or asbestos-containing products manufactured, sold, supplied, produced, distributed, released, or marketed by ARTRA, or (y) caused or allegedly caused by asbestos for which ARTRA is otherwise liable under any applicable law or legal theory, whether or not arising or allegedly arising, directly or indirectly, from acts or omissions of ARTRA, its predecessors, subsidiaries or affiliates, or its present or former officers, directors or employees, or any other entity for or with which ARTRA or its successors are or may be liable, including, but not limited to, any claim, remedy, liability or demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) punitive damages, and any claim, remedy, liability of demand for reimbursement, indemnification, subrogation and contribution and any claim under and settlement entered into by or on behalf of ARTRA prior to the date hereof relating to the asbestos related claims described herein.

5.	“Bankruptcy Case” means the case filed in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, known by case, known by case number 02 B 21522 for the reorganization or liquidation of ARTRA.

6.	“Bankruptcy Code” means the laws of the United States relating to bankruptcy or reorganization, including without limitation Title 11 of the U.S. Code, 11 U.S.C. 101 et seq., as amended.

7.	“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, or such other court as is administering the Bankruptcy Case.

15.	“Channeling Injunction” means a permanent injunction entered by Final Order of the Bankruptcy Court pursuant to Section 524(g) of the Bankruptcy Code that is substantively the same as and in a form that is substantially similar to Exhibit B, which is attached hereto and incorporated by reference herein.

9.	“Claims” means all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which either ARTRA, the Committee, the Future Claimants Representative or creditors whose claims or injuries that were or may be suffered are based upon or derivative of injuries to ARTRA (including but not limited to those of Muralo Company, Inc.) or their agents, employees, independent contractors, attorneys, successors, assigns, heirs, and legal representatives may now have or claim to have against Entrade and the Entrade Released Parties, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the allegations set forth in the Committee Action or claims which are derivative of such action.

10.	“Committee” means the Official Committee of Unsecured Creditors of ARTRA appointed by the Bankruptcy Court in the Bankruptcy Case.

11.	“Committee Action” means the adversary complaint filed by the Committee against ARTRA and Entrade in the Bankruptcy case, which Complaint is numbered Adv. No. 02 A 01086.

12.	“Confirmation Order” means a Final Order entered by the Bankruptcy Court confirming the Plan of Reorganization.

13.	“Consolidation” means any action brought or which could be brought against Entrade or any of the Entrade Released Parties to substantially consolidate the estates and/or assets of any of the ARTRA Entities with the assets of Entrade, including without limitation, the Committee Action and the Bankruptcy Case.

14.	“Entrade” means Entrade, Inc, a Pennsylvania Corporation, and its predecessors-in-interest, successors-in-interest, and assigns.

15.	“Entrade Promissory Notes” means collectively:

(i)	the following promissory notes by Entrade to ARTRA, or loans by ARTRA to Entrade not evidenced by a promissory note:

Date	Original Principal Amount
May 31, 2001	$10,922,246
June 15, 2001	31,472
June 19, 2001	32,157
June 20, 2001	217,000
July 20, 2001	2,750,000
August 8, 2001	500,000
May 31, 2001	8,433,813	(purchased from Neff)
December 27, 2001	400,000
March 31, 2001 (no note)	50,000

(ii)	any amounts otherwise owed by Entrade to ARTRA and

(iii)	any and all extensions, renewals, modifications or amendments thereto or relating to the foregoing.

16.	“Entrade Released Parties” means the Selling Shareholders, Nationwide, Entrade, its subsidiaries (other than ARTRA but including, for purposes of the releases given by the Committee and the Future Claimants Representative solely in connection with the negotiation and execution of the Entrade Promissory Notes, loans made to Entrade by ARTRA pursuant to the Entrade Promissory Notes, and the use of ARTRA monies in the purchase by ARTRA of any of the Entrade Promissory Notes, John Conroy individually, for all actions taken or failed to be taken by John Conroy in his capacity as President, director or other agent or representative of ARTRA prior to the date on which ARTRA filed the Bankruptcy Case), and all of their respective officers (including but not limited to Peter R. Harvey), directors, shareholders, employees, agents, and attorneys, past and present, their predecessors-in-interest, successors-in-interest and assigns.

17.	“Final Order” means an appealable order or judgment that has not been stayed or reversed, or materially modified or amended, and (1) as to which the time to seek review, reargument or rehearing has expired, and as to which no appeal or motion or petition for certiorari, review or rehearing is pending, or (2) if a stay, appeal, review, reargument or rehearing has been sought, the order or judgment has been affirmed, or the request for stay, review, reargument, rehearing or certiorari has been denied and the time to seek further stay, appeal, review, reargument, rehearing or certiorari has expired, as a result of which such order or judgment has become final and nonappealable in accordance with applicable law.

18.	“Future Asbestos Personal Injury Claimants” means any person who, after the confirmation date of the Plan of Reorganization, may in the future assert an Asbestos Personal Injury Claim, so long as such Asbestos Personal Injury Claim has not previously been asserted against the ARTRA Entities.

19.	“Future Claimants Representative” and “Future Claims Representative” means Erwin I. Katz, Ltd., who has been appointed by the Bankruptcy Court (or such other person who may in the future be appointed by the Bankruptcy Court or by or through a successor interest through any trust, document or other benefit established for the Future Personal Injury Claimants either pursuant to Section 524(g) of the Bankruptcy Code or otherwise) as the Future Claimants Representative for Future Asbestos Personal Injury Claimants, who is to protect the rights of persons that might subsequently assert claims described in Section 524(g)(4)(B) of the Bankruptcy Code.

20.	“Nationwide” means Public Liquidation Systems, Inc. and Asset Liquidation Group Inc., both Nevada corporations doing business as Nationwide Auction Systems and its and their predecessors-in-interest, successors-in-interest, and assigns.

21.	“New Secured Entrade Promissory Note” means a promissory note made by Entrade payable to ARTRA in the principal amount of TWO MILLION DOLLARS ($2,000,000), and which is secured by an irrevocable letter of credit acceptable to ARTRA, the Committee and the Future Claimants Representative. The New Secured Entrade Promissory Note shall be substantially in the form of the promissory note attached hereto as Exhibit C.

22.	“Parties” mean the parties to this Agreement.

23.	“Permanent Injunction” means a permanent injunction entered by Final Order of the Bankruptcy Court pursuant to Section 105 of the Bankruptcy Code that is substantively the same as and in a form that is substantially similar to Exhibit A, which is attached hereto and incorporated by reference herein.

24.	“Persons” means natural or legal persons, entities, and organizations of any kind and their legal representatives.

25.	“Plan of Reorganization” means the plan of reorganization of ARTRA filed in the Bankruptcy Case dated April 29, 2003, as may be amended from time to time, and approved by a Confirmation Order or such other plan of reorganization of ARTRA that is approved by a Confirmation Order, which plan contains or provides for or contemplates the Channeling Injunction, among other things.

26.	“Release Agreements” means, collectively, the separate release agreements executed by ARTRA, the Committee, and the Future Claimants Representative in favor or Peter R. Harvey and each of the Selling Shareholders.

27.	“Selling Shareholders” means Don Haidl and Corey Schlossman, individuals, the Capital Direct 1999 Trust, the Core Capital IV Trust, both California trusts, and Peggy Haidl - as trustee of each of such trusts, and their respective predecessors-in-interest, successors-in-interest and assigns.

28.	“Settlement Amount” means, collectively: (i) the THREE MILLION DOLLARS ($3,000,000.00) payable by Entrade to ARTRA pursuant to Section 2 of this Agreement and (ii) the New Secured Entrade Promissory Note payable by Entrade to ARTRA pursuant to Section 2 of this Agreement. Entrade has been able to obtain the Settlement Amount due to the extraordinary efforts and personal guaranty of Peter R. Harvey, President of Entrade.

29.	“Signature Date” means the date the last signature of the Parties is placed hereon.

30.	“Tort Claimants” means collectively Persons asserting any Asbestos Personal Injury Claims against any one or more of the ARTRA Entities or Entrade or any of the Entrade Released Parties.

31.	“Trust” means that certain settlement trust established pursuant to the terms and conditions of that certain trust agreement, as described by, incorporated into, and established pursuant to ARTRA’s Plan of Reorganization.

32.	“Trustee” means the Persons appointed pursuant to the Plan of Reorganization for the purpose of acting as trustees of the Trust in accordance with the terms and conditions contained in the various trust agreements incorporated into the Plan of Reorganization.

33.	“Underlying Lawsuits” means lawsuits filed by the Tort Claimants against Entrade or the Entrade Released Parties alleging Claims or Consolidation.

RECITALS

WHEREAS, the Committee has alleged that Entrade is obligated to ARTRA pursuant to the Entrade Promissory Notes;

WHEREAS, the Committee filed the Committee Action seeking Consolidation of ARTRA and Entrade in the Bankruptcy Case;

WHEREAS, Entrade has been named as a defendant in the Underlying Lawsuits;

WHEREAS, based on the increasing frequency of Asbestos Personal Injury Claims, Entrade anticipates that it will in the future be the defendant in a significant additional number of Asbestos Personal Injury Claims;

WHEREAS, ARTRA has filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code;

WHEREAS, the Bankruptcy Court has identified a need to appoint and has appointed a Future Claimants Representative for the purpose of protecting the rights of Future Asbestos Personal Injury Claimants;

WHEREAS, Entrade has participated in negotiations with ARTRA, the Committee and the Future Claimants Representative regarding this Agreement;

WHEREAS, the Future Claimants Representative has agreed to the terms of this Agreement and has agreed not to object to the confirmation of the ARTRA Reorganization Plan or the issuance of a Channeling Injunction as contemplated herein;

WHEREAS, the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade have agreed that it would be appropriate to seek an Order of the Bankruptcy Court issuing the Permanent Injunction and the Channeling Injunction as contemplated herein;

WHEREAS, the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade agree that in the event that a Plan of Reorganization is confirmed, it shall provide for and the Bankruptcy Court shall issue a Channeling Injunction pursuant to 11 U.S.C. sec. 524(g) covering Entrade and the Entrade Released Parties;

WHEREAS, Entrade, the Committee, the Future Claimants Representative and the ARTRA Entities desire to compromise, settle and adjust, fully and finally, all disputes which now or hereafter may exist between Entrade and the ARTRA Entities with respect to any and all Claims, known and unknown, past, present or future, including, but not limited to, any obligations owed by Entrade or others to ARTRA in connection with the Entrade Promissory Notes and desire to extinguish forever any and all of Entrade’s duties and/or obligations in connection with the Entrade Promissory Notes that could ever be owed to ARTRA or any other Person on the conditions set forth in this Agreement;

WHEREAS, Peter R. Harvey (“Harvey”), the President of Entrade, has obtained a financing commitment on behalf of Entrade pursuant to which a lender has agreed to provide funds to be utilized by Entrade to make the Settlement Payment;

WHEREAS, the financing commitment is contingent upon the execution and effectiveness of this Agreement, including without limitation, the issuance of the Permanent Injunction described in Section 1 and the release of Claims by ARTRA, the Committee and the Future Claimants Representative (all as hereinafter defined) as described in Section 3.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade agree as follows:

AGREEMENT

Section 1. Conditions Precedent/Termination.

(a) This Agreement shall be effective only after the satisfaction of the following conditions precedent:

(i)	The issuance of the Permanent Injunction covering Entrade and the Entrade Released Parties pursuant to Section 105 of the Bankruptcy Code by Final Order;

(ii)	The delivery to Entrade of all of the original Entrade Promissory Notes;

(iii)	The delivery to Entrade of all documents evidencing, in Entrade’s judgment, a full release of any security interest held by ARTRA, the Committee or the Future Claimants Representative in the stock of Nationwide;

(iv)	The delivery to Entrade of a fully executed copy of this Agreement (including the Release Agreements in favor of Peter R. Harvey and the Selling Shareholders, the form of which is attached hereto as Exhibit D, and an order of the Bankruptcy Court approving this Settlement Agreement;

In addition to the conditions precedent, ARTRA, the Committee and the Future Claimants Representative shall use their best efforts to obtain the following:

(v)	The issuance of a Channeling Injunction covering Entrade and the Entrade Released Parties pursuant to Section 524(g) of the Bankruptcy Code; and

(vi)	The issuance of the Confirmation Order by the Bankruptcy Court.

(b) The ARTRA Entities and the Committee agree to use their best efforts to ensure that conditions (v) and (vi) specified above are satisfied and that both a Channeling Injunction specifically covering Entrade and the Entrade Released Parties and Confirmation Order are entered by the Bankruptcy Court. Entrade agrees that it will not take any affirmative action to prevent the conditions subsequent specified above from being satisfied, unless the rights of Entrade under this Agreement would be materially affected.

Section 2. Payment of the Settlement Amount and Repurchase of the Entrade Promissory Notes by Entrade.

(a) Subject to the full satisfaction of the conditions contained in Section 1(a)(i)-(iv) above, Entrade shall repurchase the Entrade Promissory Notes from ARTRA by payment to ARTRA of the Settlement Amount pursuant to the terms set forth in Section 2(b) below, and the Parties agree that: (a) the Settlement Amount is the total amount Entrade ever will be obligated to pay to the ARTRA Entities in connection with the Entrade Promissory Notes or any other obligations of Entrade owed to ARTRA as of the Signature Date including, without limitation, any Claims, and (b) the Settlement Amount represents a good faith compromise of the disputed issues in connection with the Entrade Promissory Notes and other issues between the Parties.

(b) Within ten (10) business days from the date upon which Entrade receives written notice from ARTRA or the Trustee, as appropriate, that the conditions of Section 1(a) have been satisfied, Entrade shall make a one-time payment to ARTRA in the amount of Three Million Dollars ($3,000,000) and shall deliver the New Secured Entrade Promissory Note to ARTRA.

(c) Concurrently with the delivery of the Settlement Amount by Entrade pursuant to Section 2(b), ARTRA shall deliver all of the original Entrade Promissory Notes to Entrade.

(d) Entrade shall have no liability or responsibility for any allocation of the Settlement Amount among any of ARTRA’s creditors.

(e) The Settlement Amount shall not be subject to any deductions or charge-backs of any kind.

Section 3. Releases By the ARTRA Entities, the Committee and the Future Claimants Representative.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv), and effective only upon Entrade’s payment of the Settlement Amount to ARTRA pursuant to Section 2, each of the ARTRA Entities, the Committee (and any and all claimants whose claims are derivative of the Committee related to the Committee Action, including without limitation, the Muralo Company, Inc.) and the Future Claimants Representative hereby fully, finally and completely release and discharge Entrade and each of the Entrade Released Parties from, and covenants not to sue Entrade or any of the Entrade Released Parties for any and all: (i) Claims and (ii) any past, current or future Asbestos Personal Injury Claims.

(b) ARTRA, the Committee and the Future Claimants Representative do hereby release any interest any of them may have in any shares of stock of Nationwide.

(c) Subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv), the ARTRA Entities, the Committee and the Future Claimants Representative each acknowledge that the payment of the Settlement Amount is for the repurchase and buy-back of the Entrade Promissory Notes, which repurchase and buy-back shall become effective upon Entrade payment of the Settlement Amount pursuant to Section 2. Each of ARTRA, the Committee and the Future Claimants Representative further agree that, subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv) and effective upon the payment of the Settlement Amount pursuant to Section 2, Entrade shall have no further obligations in connection with the Entrade Promissory Notes.

(d) The Committee further agrees that it shall never in the future represent or assist any other party in any matter in the representation of any Person with respect to any Asbestos Personal Injury Claim or other Claim against Entrade or any of the Entrade Released Parties, including, without limitation, any Claims based on actions which would have been released by Sections 3(a)(i), 3(a)(ii) and 3(a)(iii) had they occurred prior to the date of this Agreement.

(e) ARTRA, the Committee and the Future Claimants Representative shall execute and deliver the form of Release Agreements attached hereto as Exhibit D in favor of Peter R. Harvey and each of the Selling Shareholders.

(f) The parties acknowledge that nothing in the Permanent Injunction shall serve to preclude any claims by non-parties to this Agreement that are not derivative of: (i) the Committee Action or (ii) any claims brought or able to be brought by the Committee or ARTRA.

Section 4. Dismissal of the Committee Action

Within five (5) business days of receipt of the Settlement Amount, (a) the Committee will dismiss with prejudice the Committee Action and the Parties will withdraw all pending motions, and discovery requests, and other pleadings in connection therewith.

Section 5. [Intentionally Deleted]

Section 6. Non-Admission of Liability.

The Agreement is entered into solely to avoid the costs, efforts, and delays of litigation, and is intended as a good faith compromise of disputed claims. Execution of, and performance of obligations under, this Agreement shall not be construed as an admission by Entrade or any of the ARTRA Entities, the Committee or the Future Claimants Representative of any wrongdoing, nor does this Agreement or the fact, amount, or payment of the Settlement Amount evidence that any Party embraces or rejects any theory of liability in connection with the Entrade Promissory Notes, any Asbestos Personal Injury Claim, or any other Claim.

Section 7. Agreement Not Admissible.

(a) Any evidence of the existence, terms, or negotiation of this Agreement will be inadmissible in any litigation other than (i) an action seeking to enforce the terms of the Agreement or (ii) the Bankruptcy Case.

(b) This Agreement has been entered into, in part, in reliance upon the provisions of Rule 408 of the Federal Rules of Evidence and Illinois Rules of Evidence 408, each of which preclude the introduction of evidence regarding settlement negotiations or agreements.

Section 8. [Intentionally Deleted]

Section 9. Miscellaneous.

(a) This Agreement was reviewed by independent legal counsel for the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade prior to its being signed. The ARTRA Entities, the Committee, the Future Claimants Representative and Entrade each (i) entered into this Agreement on the advice of their counsel; and (ii) have a full understanding of the contents and consequences of this Agreement.

(b) The ARTRA Entities, the Committee, the Future Claimants Representative and Entrade each acknowledge that no Party, nor any corporate affiliate of any of them, has been unduly pressured to accept this settlement. No promise or inducement, which is not herein expressed, has been made to any Party or any corporate affiliate of any of them.

(c) In executing this Agreement, the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade acknowledge that they are not relying, nor have they relied upon, any statement or representation made by or on behalf of the other party, or by any agent, attorney, or employee of the other party, concerning the Entrade Promissory Notes, the Claims, or this Agreement.

(d) This Agreement constitutes the entire agreement between the ARTRA Entities, the Committee, the Future Claimants Representative and Entrade with respect to the subject matters contained herein. Except as specifically set forth in this Agreement, there are no representations, warranties or inducements, whether oral, written, expressed or implied that in any way affect or condition the validity of this Agreement or alter its terms. This Agreement may be amended, and provisions herein may be waived, only by a written instrument executed by Entrade and the ARTRA Entities, the Committee, the Future Claimants Representative. Any attempted amendment or waiver not duly executed by Entrade and ARTRA Entities, the Committee, the Future Claimants Representative is void.

(e) Section headings and captions used in this Agreement are for convenience of reference only, and shall have no legal effect or meaning in the construction or enforcement of this Agreement.

(f) The invalidity or unenforceability of any particular provision in this Agreement shall not affect the validity or enforceability of any other provision in this Agreement. Notwithstanding anything to the contrary herein, it is expressly agreed that should the terms and conditions precedent set forth in Section 1(a)(i), 1(a)(iii) and 1(a)(iv) not occur because it is judicially determined to be invalid or unenforceable prior to the date of the Confirmation Order and such condition is not waived or amended pursuant to Section 9(d), then this Agreement shall be null and void in its entirety.

(g) The Parties agree to do such further acts and execute such further documents as may be necessary or desirable to carry out the intent and purpose of this Agreement.

(h) This Agreement may be executed in multiple counterparts and each counterpart shall be deemed to be an original, all of which together constitute the same Agreement. All counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all signers had simultaneously signed a single signature page.

Section 10. Costs and Attorneys’ Fees.

Each Party expressly agrees that it shall bear its own costs and attorneys’ fees, if any, with respect to the drafting and negotiation of this Agreement. In the event of suit between the parties to enforce the terms of this Agreement, then each Party will be entitled to recover its attorneys’ fees to the extent provided under Illinois law.

Section 11. No Assignment of Claims.

By executing this Agreement, the ARTRA Entities expressly represent, warrant, and affirm that they have not made, and will not in the future make, any assignment or transfer of any claim against Entrade released hereby to any individual, firm, corporation, or other entity, except to the extent that claims to enforce the provisions of this Agreement by ARTRA will be assigned to the Trust pursuant to the Plan of Reorganization; and the ARTRA Entities, the Committee and the Claimants Representative agree to indemnify and hold harmless Entrade from any and all claims, suits, proceedings, or liability based on any such assignment or transfer, subject to the exception noted herein.

Section 12. Notice Provisions.

All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 12):

If to the ARTRA Entities:

John Conroy

Suite 112

One Tiffany Point

Bloomingdale, IL 60108

Phone: (630) 351-8293

Fax: (630) 351-8355

with a copy to:

James A. Chatz, Esq.

Barry A. Chatz, Esq.

ARNSTEIN & LEHR

120 S. Riverside Plaza, Suite 1200

Chicago, IL 60606

Phone: (312) 876-7100

Fax: (312) 876-0288

If to the Committee:

c/o Frances Gecker, Esq.

Neal, Gerber & Eisenberg, LLP

2 North LaSalle

Chicago, Illinois 60602

If to the Future Claimants Representative:

Erwin I. Katz, Ltd.

c/o David Missner, Esq.

Piper Rudnick

203 N. LaSalle Street

Suite 1800

Chicago, Illinois 60601

with a copy to:

David Missner, Esq.

Piper Rudnick

203 N. LaSalle Street

Suite 1800

Chicago, Illinois 60601

If to Entrade:

Peter R. Harvey, President

500 Central Avenue

Northfield, Illinois 60093

Phone: (847) 441-6650

Fax: (847) 441-6959

with a copy to:

Philip E. Ruben, Esq.

Ronald Rosenfeld, Esq.

Levenfeld Pearlstein

211 Waukegan Road, Suite 300

Northfield, Illinois

Phone: (847) 441-7676

Fax: (847) 441-9976

Notices shall be deemed received by the receiving party upon actual delivery at the address listed above by such facsimile, overnight service, or courier, and if mailed, three days after the date of mailing.

Section 13. Representations and Warranties.

To the extent applicable, Entrade and the ARTRA Entities the Committee and the Future Claimants Representative represent and warrant that:

(a)	to the extent that they exist as of the Signature Date, they are corporations duly organized and validly existing in good standing under the laws of one of the States of the United States;

(b)	they have taken all necessary corporate and legal actions to duly approve the making and performance of this Agreement and that no further corporate or other approval is necessary;

(c)	the making and performance of this Agreement will not violate their respective Articles of Incorporation or Bylaws;

(d)	they have read this Settlement Agreement and know the contents hereof, that the terms hereof are contractual and not by way of recital, and that they have signed this Agreement of their own free acts; and

(e)	in making this Agreement, they have obtained the advice of legal counsel.

Section 14. Governing Law.

This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Illinois, without giving effect to any conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.

Section 15. Indemnity.

The ARTRA Entities (but not the Committee, the Trust, or the Future Claimants Representative) agree to defend and indemnify Entrade and the Entrade Released Parties from any and all demands, claims, complaints, lawsuits, administrative actions, or causes of action made, involving, arising out of or in any way related to any claim or demand made against Entrade or any Entrade Released Party, including, but not limited to any claim or demand for defense or indemnity, whether groundless, false or fraudulent, involving, arising out of or related to the Entrade Promissory Notes, the Underlying Lawsuits or any Claims asserted by, through, or under any of the ARTRA Entities, including any of their third-party beneficiaries, or their judgment creditors.

THE PARTIES DECLARE THAT THE TERMS OF THIS SETTLEMENT AGREEMENT AND RELEASE HAVE BEEN FULLY UNDERSTOOD, AND ARE VOLUNTARILY ACCEPTED FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND SETTLEMENT OF ALL CLAIMS RELEASED HEREBY.

Section 16. Jurisdiction of the Court

The court shall retain jurisdiction to make further orders that are necessary to enforce the provisions of this Settlement Agreement or any other provision of this Settlement Agreement.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release as of the dates shown on their respective signature blocks.

ON BEHALF OF THE ARTRA ENTITIES (as defined herein):

By:
Name:
Title:
Date:

ON BEHALF OF THE COMMITTEE (as defined herein):

By:
Name:
Title:
Date:

ON BEHALF OF THE FUTURE CLAIMANTS REPRESENTATIVE (as defined herein)

By:
Name:
Title:
Date:

ON BEHALF OF ENTRADE (as defined herein):

By:
Name:
Title:
Date:

EXHIBIT A

PERMANENT INJUNCTION

The parties to this Settlement Agreement agree and acknowledge that this Agreement is not effective unless the conditions precedent of Section 1(a)(i)-(iv) have been satisfied, which include, but are not limited to, the issuance of a Permanent Injunction by the Bankruptcy Court pursuant to Section 105 of the Bankruptcy which contains substantively all of the following Permanent Injunction language (capitalized terms defined used but not defined herein shall have the meaning described to such terms in the Settlement Agreement):

All entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claims or Asbestos Personal Injury Claims against Entrade or the Entrade Released Parties, and each of their respective predecessors, successors, affiliates, and/or purchasers, if any, as well as each of their respective officers and directors including, without limitation, Peter R. Harvey, or any of the Selling Shareholders (the “Covered Parties”) based upon, relating to, arising out of, or in any way connected with asserting any Claims or Asbestos Personal Injury Claims (including pursuit of such Claims which are derivative of the Committee Action such as the claim of Muralo Company, Inc.) shall be permanently enjoined, stayed, and/or restrained, from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claims or Asbestos Personal Injury Claims against the Covered Parties from the date of this order until the Bankruptcy Case is resolved by confirmation of a Plan of Reorganization, which includes a Channeling injunction in favor of Entrade and the Entrade Released Parties or otherwise, as this court enters a final order under Section 349 of the Bankruptcy Code enforcing this Order. The scope of the Permanent Injunction shall include but is not limited to:

(A)	commencing or continuing, in any manner, any action or other proceeding of any kind with respect to the Claims or the Asbestos Personal Injury Claims against the Covered Parties, or against the property of any of the Covered Parties;

(B)	enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree, or order against the Covered Parties or against the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(C)	creating, perfecting, or enforcing any lien of any kind against the Covered Parties or the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(D)	asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due the Covered Parties or against the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(E)	taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the confirmed plan and the documents executed incident thereto, relating to such claim, demand, or cause of action;

(F)	The court shall retain jurisdiction to make further orders that are necessary to enforce the provisions of this order in connection with the Settlement Agreement or any provision of the Settlement Agreement.

Notwithstanding anything to the contrary above, the Permanent Injunction shall not enjoin, except as against Entrade and the Entrade Released Parties:

(A)	the rights of entities to the treatment accorded them under the plan, specifically the rights of entities with claims to assert such claims against the trust established pursuant to the plan in accordance with the claims resolution procedures established in the plan; and

(B)	the rights of entities to assert any claim, debt, obligation, or liability for payment of trust expenses against the trust established in the plan;

EXHIBIT B

CHANNELING INJUNCTION

The parties to this Settlement Agreement agree and acknowledge that the issuance of a Confirmation Order by the Bankruptcy Court approving the Plan of Reorganization shall include, at a minimum, substantially and substantively all of the following permanent injunction language:

All entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claims or Asbestos Personal Injury Claims against Entrade or the Entrade Released Parties, and each of their respective predecessors, successors, affiliates, and/or purchasers, if any, as well as each of their respective officers and directors including, without limitation, Peter R. Harvey, or any of the Selling Shareholders (the “Covered Parties”) based upon, relating to, arising out of, or in any way connected with asserting any Claims or Asbestos Personal Injury Claims (including such Claims which are derivative of the Committee Action such as the claim of Muralo Company, Inc.) shall be permanently enjoined, stayed, and/or restrained, from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claims or Asbestos Personal Injury Claims against the Covered Parties from the date of this order until the Bankruptcy Case is resolved by confirmation of a Plan of Reorganization, which includes a Channeling injunction in favor of Entrade and the Entrade Released Parties or otherwise, as this court enters a final order under Section 349 of the Bankruptcy Code enforcing this Order. The scope of the Permanent Injunction shall include but is not limited to:

(A)	commencing or continuing, in any manner, any action or other proceeding of any kind with respect to the Claims or the Asbestos Personal Injury Claims against the Covered Parties, or against the property of any of the Covered Parties;

(B)	enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree, or order against the Covered Parties or against the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(C)	creating, perfecting, or enforcing any lien of any kind against the Covered Parties or the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(D)	asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due the Covered Parties or against the property of the Covered Parties with respect to the Claims or the Asbestos Personal Injury Claims;

(E)	taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the confirmed plan and the documents executed incident thereto, relating to such claim, demand, or cause of action;

(F)	The court shall retain jurisdiction to make further orders that are necessary to enforce the provisions of this order in connection with the Settlement Agreement or any provision of the Settlement Agreement.

Notwithstanding anything to the contrary above, the Permanent Injunction shall not enjoin, except as against Entrade and the Entrade Released Parties:

(A)	the rights of entities to the treatment accorded them under the plan, specifically the rights of entities with claims to assert such claims against the trust established pursuant to the plan in accordance with the claims resolution procedures established in the plan; and

(B)	the rights of entities to assert any claim, debt, obligation, or liability for payment of trust expenses against the trust established in the plan;

EXHIBIT C

SECURED INSTALLMENT PROMISSORY NOTE

THIS SECURED INSTALLMENT PROMISSORY NOTE IS SECURED BY AN IRREVOCABLE LETTER OF CREDIT ISSUED BY                     .

Dated: , 2003	Northfield, Illinois

FOR VALUE RECEIVED, Entrade, Inc., a Pennsylvania corporation (the “Debtor”) hereby unconditionally promises to pay to ARTRA Group Incorporated, a Pennsylvania corporation, (the “Holder”), or at the Holder’s option to its authorized agent, at such place as the Holder may so designate, the sum of Two Million and No/100 Dollars ($2,000,000.00) with interest in arrears thereon at a rate per annum equal to              percent (        %) per annum (the “Promissory Note”) and subject to the following payment provisions:

(1)	Term. The term of this Promissory Note shall be three (3) years, commencing on the date hereof and maturing three (3) calendar years thereafter (the “Maturity Date”) on which date any remaining amounts due hereunder shall be unconditionally due and payable in full.

(2)	Payment Terms. The principal balance of this Promissory Note shall be payable as follows:

(i)	Two Hundred Fifty-Thousand and No/100 Dollars ($250,000.00), plus accrued interest on the unpaid principal balance, on the first anniversary of the date hereof;

(ii)	Two Hundred Fifty-Thousand and No/100 Dollars ($250,000.00), plus accrued interest on the unpaid principal balance, on the second anniversary of the date hereof; and

(iii)	the remaining principal balance plus accrued interest, if any, shall be due and payable on the third anniversary of the date hereof.

(3)	Interest. Commencing on the date hereof, all interest shall begin accruing and be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, shall compound monthly and be payable when and as provided herein.

(4)	Security. Payment of this Promissory Note shall be secured by a Letter of Credit in favor of ARTRA Group Incorporated, or its successors and assigns, issued by a lending institution acceptable to ARTRA Group Incorporated (the “Letter of Credit).

(5)	Default. The occurrence or existence of any of the following shall constitute a “Default” under this Promissory Note: (a) the Debtor fails to pay principal or interest when due or declared due under this Promissory Note; (b) a proceeding under any bankruptcy, reorganization, insolvency or similar law is filed by or against the Debtor or the Debtor makes an assignment for the benefit of creditors; or (c) the failure of the Letter of Credit to remain in full force and effect. In the event of a Default, Holder must send written notice to Debtor demanding Debtor cure such default within ten (10) days of receipt of notification. If Debtor fails to cure the Default within said time, all the indebtedness evidenced by this Promissory Note may, at the option of the Holder, and without demand or notice of demand of any kind, be declared, and thereupon shall become, immediately due and payable.

(6)	Prepayment. The Debtor shall have the right to prepay any part of or all of the unpaid balance due under this Promissory Note at any time without penalty.

(7)	Remedies Upon Default. To the extent that a Default hereunder has occurred, Holder acknowledges that it shall look solely to the Letter of Credit and no other assets of Debtor in order to receive payment hereunder. To the extent not defined herein, capitalized terms shall have the meaning ascribed to such terms in that certain Settlement Agreement of even date herewith between ARTRA Group Incorporated, Entrade Inc., the Official Committee of Unsecured Creditors of ARTRA Group Incorporated and Erwin I. Katz, Ltd., as representative for future asbestos claimants.

The release, waiver or forbearance by the Holder to require the performance of any duty or obligation owed to it by the Debtor shall not act as a waiver of the future compliance by the Debtor of the same or any like or similar obligation.

In the event that the Debtor fails to make timely payment of any of its obligations hereunder, the Holder may forthwith exercise the remedies set forth in Section 7 above. No right or remedy conferred upon or reserved to the Holder hereunder, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

The provisions of this Promissory Note shall be deemed made in Illinois, construed in accordance with Illinois law and shall both bind and benefit the Debtor, its successors, assigns, guarantors, endorsers, and any other person or entity now or hereafter liable hereon.

Dated this      day of                     , 2003

Entrade, Inc.

By:
Peter R. Harvey, Its President

EXHIBIT D

FORM OF RELEASE AGREEMENTS

This Release Agreement (this “Release”) is being made and delivered pursuant to Section 3(f) of that certain Settlement Agreement, dated of even date herewith, by and among (i) ARTRA Group Incorporated, a Pennsylvania corporation; (ii) Entrade, Inc., a Pennsylvania corporation; (iii) the Official Committee of Unsecured Creditors of ARTRA Incorporated (and those creditors who possess Claims which are derivative of the Committee Action including without limitation, the claim of Muralo Company, Inc.); and (iv) Erwin I. Katz, Ltd., the appointed representative of future asbestos claimants against ARTRA Incorporated (the “Settlement Agreement). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Settlement Agreement.

In consideration of the amount, promises and other consideration set forth in the Settlement Agreement the undersigned agree as follows:

(a) Subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv) of the Settlement Agreement, and effective only upon Entrade’s payment of the Settlement Amount to ARTRA pursuant to Section 2, each of the ARTRA Entities, the Committee (and any and all claimants whose claims are derivative of the Committee related to the Committee Action, including without limitation, the Muralo Company, Inc.) and the Future Claimants Representative hereby fully, finally and completely release and discharge Entrade and each of the Entrade Released Parties from, and covenants not to sue Entrade or any of the Entrade Released Parties for any and all: (i) Claims and (ii) any past, current or future Asbestos Personal Injury Claims.

(b) ARTRA, the Committee and the Future Claimants Representative do hereby release any interest any of them may have in any shares of stock of Nationwide.

(c) Subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv) of the Settlement Agreement, the ARTRA Entities, the Committee and the Future Claimants Representative each acknowledge that the payment of the Settlement Amount is for the repurchase and buy-back of the Entrade Promissory Notes, which repurchase and buy-back shall become effective upon Entrade payment of the Settlement Amount pursuant to Section 2. Each of ARTRA, the Committee and the Future Claimants Representative further agree that, subject to the satisfaction of the conditions precedent set forth in Section 1(a)(i)-(iv) and effective upon the payment of the Settlement Amount pursuant to Section 2, Entrade shall have no further obligations in connection with the Entrade promissory notes.

(d) The Committee further agrees that it shall never in the future represent or assist any other party in any matter in the representation of any Person with respect to any Asbestos Personal Injury Claim or other Claims against Entrade or any of the Entrade Released Parties, including, without limitation, any Claims based on actions which would have been released by Sections 3(a)(i), 3(a)(ii) and 3(a)(iii) had they occurred prior to the date of this Agreement.

ON BEHALF OF THE ARTRA ENTITIES (as defined herein):

By:
Name:
Title:
Date:

ON BEHALF OF THE COMMITTEE (as defined herein):

By:
Name:
Title:

ON BEHALF OF THE FUTURE CLAIMANTS REPRESENTATIVE (as defined herein)

By:
Name:
Title:
Date:

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Chapter 11
)
ARTRA GROUP, INC.,	)	Case No. 02 B 21522
)
Debtor.	)	Honorable Pamela S. Hollis

ORDER CONFIRMING AMENDED JOINT REORGANIZATION

PLAN OF ARTRA GROUP, INCORPORATED, AS MODIFIED

This matter comes before the Court for hearing on January 25, 2007 (the “Confirmation Hearing”) upon the request of ARTRA GROUP, Incorporated (the “Debtor”) and the Official Committee of Unsecured Creditors of ARTRA GROUP, Incorporated (the “Creditors’ Committee” and, together with the Debtor, the “Plan Proponents”) for an order confirming the Amended Joint Reorganization Plan Of ARTRA GROUP, Incorporated, as modified (hereinafter, the “Plan”).1

The Court has considered the Plan, the affidavits of John Conroy, the Honorable Erwin I. Katz (ret.), and Mark A. Peterson submitted in support of the Plan, the offer of proof of the Plan Proponents with respect to testimony that would be adduced in support of confirmation of the Plan, and the statements of all interested counsel with respect to the foregoing.

The Court has also reviewed the Proof of Service of Michael Spitzer dated November 29, 2006 with respect to service of the notice of the Confirmation Hearing, the Certification and Supplemental Certification of Brian Osborne certifying the acceptances and rejections of the Plan, and the Certificate of Service of Miriam R. Stein with respect to the Notice to Entities

[1]

Capitalized terms used herein shall have the meanings ascribed to them in the Amended Glossary filed of record on January 24, 2007 unless otherwise indicated. Any capitalized term used but not defined herein, or in the Glossary, but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules.

affected by Release and Injunction Applicable to Class 2B of Debtor’s Amended Joint Reorganization Plan and Establishment of Deadline to Object Thereto, all in accordance with the Order (A) Scheduling hearing on confirmation of the Joint Reorganization Plan of ARTRA GROUP, Inc., (B) Establishing the Plan Objection and Voting Deadlines; (C) Approving forms of Ballots and Master Ballots and Ballot Solicitation and Tabulation Procedures; and (D) Approving the Form and Manner of Notices (the “Voting Procedures Order”), and concludes that good and sufficient notice of the Confirmation Hearing was given to all parties in interest.

It appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; this proceeding is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2). and venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409; it appearing that proper and adequate notice has been given under the circumstances and that no other or further notice is necessary; and after due deliberation and sufficient cause appearing therefor, the Court hereby FINDS, CONCLUDES AND ORDERS that:

Findings of Fact and Conclusions of Law

Introduction

These Findings and Conclusions constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

A.	Jurisdiction and Venue.

1. The Court has jurisdiction to conduct the Confirmation Hearing and to confirm the Plan pursuant to 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto on all issues, other than the injunctions to be issued pursuant to 11 U.S.C. § 524(g).

2. In connection with the Confirmation Hearing, the District Court has jurisdiction under 11 U.S.C. § 524(g)(2) to enter the Asbestos Permanent Channeling Injunction contemplated by the Plan, and this Court may enter proposed findings and conclusions in regard to the Asbestos Permanent Channeling Injunction. No holders of Allowed Claims have questioned the authority of this Court or the District Court to issue, or have challenged the propriety, as a matter of law, of the Plan provisions that provide for the issuance of, the Asbestos Permanent Channeling Injunction and the third party releases that are issued and approved by this Order.

3. The Debtor was and is qualified to be a debtor under section 109(a) of title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended (the “Bankruptcy Code”), and each of the Plan Proponents is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

4. The Debtor is a corporation organized and existing under the laws of the State of Pennsylvania with its principal place of business in Bloomingdale, Illinois. Accordingly, venue in the Northern District of Illinois was proper as of the Petition Date pursuant to 28 U.S.C. § 1408 and continues to be proper.

5. Each of the conditions precedent to confirmation of the Plan and entry of the Confirmation Order has been satisfied in accordance with section 9.1 of the Plan.

B.	Judicial Notice.

6. This Court takes judicial notice of the docket of the Debtor’s Chapter 11 Case and all related and adversary proceedings maintained by the Clerk of the Court, and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered or adduced at the hearings held before the Court and the District Court during the pendency of the Chapter 11 Case.

C.	Technical Modifications to the Plan.

7. The Plan has been modified with technical modifications that do not materially alter or adversely affect the treatment of any Claim against or Interest in the Debtor. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the technical modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Interests in the Debtor be afforded the opportunity to change previously cast ballots accepting or rejecting the Plan as filed with the Bankruptcy Court, through the Debtor’s Voting Agent identified below.

8. Accordingly, the Plan, as modified by the technical modifications, is properly before this Court and all votes cast with respect to the Plan prior to the technical modifications shall be binding and shall be deemed cast with respect to the Plan as modified by the technical modifications.

D.	Procedural Background

9. The Debtor filed a voluntary petition for relief under the Bankruptcy Code on June 3, 2002 (the “Petition Date”).

10. On or about June 25, 2002, the United States Trustee for the Northern District of Illinois appointed the Creditors’ Committee to represent the interests of unsecured creditors in the Chapter 11 Case pursuant to section 1102(a)(l) of the Bankruptcy Code.

11. By order dated August 30, 2002, this Court appointed Erwin I. Katz. Ltd. as the legal representative for future asbestos claimants (the “Futures Representative”), retroactive to June 3, 2002.

12. On November 3, 2006 the Plan Proponents filed the Plan with the First Amended Disclosure Statement with Respect to Amended Joint Plan of Reorganization of ARTRA GROUP, Incorporated (the “Disclosure Statement”).

13. On November 2, 2006 this Court entered an Order Approving First Amended Disclosure Statement approving, as adequate for purposes of section 1125 of the Bankruptcy Code, the Disclosure Statement in the form subsequently filed on November 3, 2006.

14. On January 24, 2007, the Plan Proponents filed the Plan, as modified.

E.	Summary of the Plan

15. The cornerstones of the Plan are: (i) the creation of an asbestos trust to which all of the present and future Asbestos Personal Injury Claims against the Debtor will be channeled for resolution and payment; (ii) the transfer of assets to the asbestos trust for the payment of such claims; (iii) the emergence of Reorganized ARTRA with sufficient assets from which to fund its post-confirmation business activities; and (iv) entry of a permanent channeling injunction that would enjoin future prosecution of Asbestos Personal Injury Claims against the Debtor. Reorganized ARTRA, and the other Released Parties.

16. The Plan and the Trust Distribution Procedures attached thereto require that all holders of unliquidated Asbestos Personal Injury Claims will have to file a claim form with the

Asbestos Trust, together with supporting documentation. The Asbestos Trust shall evaluate resolve and pay the Asbestos Personal Injury Claims in accordance with the Trust Distribution Procedures.

17. After making distributions required under the Plan. Reorganized ARTRA will remain in business with the following assets:

a.	Debtor’s approximate $4,100,000 net operating loss carry forward;

b.	cash proceeds of $700,000 and ownership of the Comforce Stock, subject to the terms of the Escrow Agreement; and

c.	Debtor’s existing oil and mineral rights, if any.

18. The Plan incorporates several previously approved settlement agreements, as follows:

(i)	Entrade Settlement, as more fully described in section 7.1(a) of the Plan, having an aggregate value to the Asbestos Trust of $5,000,000.

(ii)	Muralo Settlement, as more fully described in section 7.l(b) of the Plan, having an aggregate value of $2.5 million to the Asbestos Trust except for $27,500 earmarked for payment by Reorganized ARTRA to the holders of Class 2B Defense Costs Claims.

(iii)	Fireman’s Fund Settlement, as more fully described in section 7.l(c) of the Plan, having an aggregate value of $4,125,000 to the Asbestos Trust.

(iv)	Granite State Asbestos Coverage Settlement, as more fully described in section 7.1(d) of the Plan, having an aggregate value of $58,618,963 to the Asbestos Trust.

Pursuant to the Fireman’s Fund Settlement and the Granite State Asbestos Coverage Settlement. Fireman’s Fund and Granite State are each deemed a “Settling Asbestos Insurance Company” under the Plan. In exchange for their contributions to the Debtor’s Estate and the Asbestos Trust, the Debtor, Reorganized ARTRA, Granite State. Fireman’s Fund, Entrade. Muralo, the other parties to the other approved settlement agreements listed above, and such other entities designated by the Plan Proponents as “Settling Asbestos Insurance Companies” shall each be released from all Asbestos Personal Injury Claims, which claims will be channeled under sections 524(g) or 105(a) of the Bankruptcy Code (or both) to the Asbestos Trust.

All Asbestos Personal Injury Claims will be subject to the Asbestos Permanent Channeling Injunction. The Plan enjoins all present and future Asbestos Personal Injury Claimants, and all holders of any pre-Confirmation right to payment from the Debtor’s estate, from pursuing any actions against the Released Parties, including any Settling Asbestos Insurance Company, as set forth more fully below and in Section 8.5 of the Plan.

The deemed release of the Muralo Released Parties by the Defense Firms/Providers, as set forth and described in Section 5.3(c) of the Plan, is supported by reasonable consideration and is otherwise valid and binding upon the Defense Firms/Providers.

F.	The Plan Solicitation Process

19. On June 6, 2002, this Court authorized the Debtor to retain Omni Capital Management Corporation f/k/a Robert L. Berger & Associates as its Notice Agent and Voting Agent. The Plan Proponents’ solicitation process began with entry by this Court, on November 2, 2006, of the Voting Procedures Order.

20. Commencing on November 18, 2006 and continuing through November 22, 2006, the Voting Agent mailed approximately 120 solicitation packages by first-class mail, postage prepaid and subsequently mailed approximately 32,000 solicitation packages to individuals asserting Asbestos Personal Injury Claims at the direction of their counsel. In addition, notice of the Confirmation Hearing and the means to obtain a Ballot were published in USA Today on November 27, 2006 and December 4, 2006, and the Voting Agent mailed solicitation packages to all other entities requesting such materials in writing.

G.	Balloting Results With Respect to the Plan

21. Prior to the December 14, 2006 deadline for submitting votes to accept or reject the plan (the “Voting Deadline”), the Voting Agent received properly completed Ballots were received from or on behalf of 23,033 holders of Class 1 Asbestos Personal Injury Claims. Of these Ballots, Ballots on behalf of 23,032 Class 1 Claimants, constituting 99.996% in number and 99.998% in amount of the Ballots cast, were cast in favor of the Plan. A Ballot was also received from the sole holder of the Class 2A The Sherwin-Williams Company Claim, voting in favor of the Plan.

22. Between the Voting Deadline and January 10, 2007, the Voting Agent received properly-completed Ballots on behalf of 1,598 additional Claimants, from whom Ballots were cast to accept the Plan on behalf of one thousand five hundred and ninety (1,590) Class 1 Claimants and one (1) Class 2B Claimant. Ballots were cast to reject the Plan on behalf of seven (7) Class 1 Claimants. By separate Order, this Court has permitted these properly-completed Ballots to be deemed timely filed. No ballots were cast on behalf of any holders of Class 2C Claims and the Debtor has represented that there are no known Claimants in Class 2C. Therefore, all provisions relating to Class 2C are hereby stricken from the Plan.

23. Based on the votes cast in favor of the Plan by the Class 1, Class 2A and Class 2B Claimants who voted and the value of the claims underlying such Ballots, for purposes of sections 524(g), 1126(c), and 1129(a) of the Bankruptcy Code, the Plan has received sufficient votes to have been accepted by holders of not less than two-thirds (2/3) in amount and seventy- five percent (75%) in number of holders of Class 1 Asbestos Personal Injury Claims, and at least two-thirds in amount and more than one-half in number of holders of Class 2A Claims and Class 2B Claims that voted to accept or reject the Plan.

H.	The Confirmation Hearing

24. The Confirmation Hearing was held on January 25, 2007.

25. Prior to the Confirmation Hearing, this Court reviewed affidavits submitted in support of confirmation from the following individuals: John Conroy; the Honorable Erwin I. Katz (ret.); Mark A. Peterson and Brian Osborne.

26. At the Confirmation Hearing, this Court heard arguments and presentations of counsel for the Debtor, the Creditors’ Committee and the Futures Representative, each of whom spoke in support of confirmation of the Plan. These parties advised the Court that witnesses were available to testify or to answer questions but requested that the Court accept the filed affidavits and attorney proffers in lieu of testimony. No party (i) objected to the affidavits or the proffered evidence, or (ii) asked to cross-examine or otherwise question any of the witnesses. Accordingly, without objection, this Court accepted the affidavits and proffers of testimony by counsel for the aforementioned parties.

I.	Required Findings Under The Plan

27. As required by Section 9. l(b) of the Plan, and based upon the Court’s review of the record in this case and the evidence adduced at the Confirmation Hearing, the Court makes the additional findings enumerated below.

28. The Asbestos Permanent Channeling Injunction and the Supplemental Injunction are to be implemented in accordance with the Plan and the Asbestos Trust.

29. As of the Petition Date, the Debtor has been named as a defendant in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

30. The Asbestos Trust shall assume all liabilities with respect to all Asbestos Personal Injury Claims on the Effective Date and no Claimant has or shall have an Asbestos Personal Injury Claim against the Debtor that will not be channeled to the Asbestos Trust and treated under the Trust Distribution Procedures.

31. The Asbestos Trust is to use its assets and income to pay (i) Asbestos Personal Injury Claims, including all future Asbestos Personal Injury Claims and Demands, in accordance with the Trust Distribution Procedures, and (ii) the Asbestos Trust Expenses.

32. The Debtor is likely to be subject to substantial future Demands or claims for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims that are addressed by the Asbestos Permanent Channeling Injunction.

33. The actual amounts, numbers, and timing of Demands cannot be determined.

34. Pursuit of Demands outside the procedures prescribed by the Plan and the Trust Distribution Procedures is likely to threaten the Plan’s purpose to deal equitably with Asbestos Personal Injury Claims and Demands.

35. The terms of the Asbestos Permanent Channeling Injunction and the Supplemental Injunction, including any provisions barring actions against third parties, are set out in the Plan and described in the Disclosure Statement.

36. Pursuant to Court orders and the Asbestos Trust Documents, the Asbestos Trust shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands or other comparable mechanisms, that provide reasonable assurance that the Asbestos Trust shall value, and be in a financial position to pay, similar Asbestos Personal Injury Claims and Demands, whether settled or liquidated prior to or after the Effective Date, in substantially the same manner.

37. The Futures Representative was appointed by this Court for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Permanent Channeling Injunction.

38. In light of the benefits provided, or to be provided, to the Asbestos Trust on behalf of each Released Party, entry of the Asbestos Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands that would constitute Asbestos Personal Injury Claims against any Released Party.

39. The Asbestos Permanent Channeling Injunction and Supplemental Injunction are properly entered and implemented pursuant to section 524(g) or section 105 of the Bankruptcy Code, or both.

40. The Plan and its acceptance otherwise comply with section 524(g) of the Bankruptcy Code.

41. The Asbestos Permanent Channeling Injunction and the Supplemental Injunction are essential to the Plan and the Debtor’s reorganization efforts.

42. All Persons who solicited acceptances or rejections of the Plan (including the Debtor, the Creditors’ Committee and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, and all of the other Released Parties) and the Voting Agent have acted in good faith and in compliance with all applicable provisions of the Bankruptcy Code in connection with such solicitation and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

43. The Plan and Plan Documents, including, without limitation: (i) the Asbestos Trust Agreement; (ii) the Asbestos Insurance Assignment Agreement, (iii) the Trust Distribution Procedures and all amendments, modifications and supplements thereto including, without limitation, all annexes, exhibits, and schedules thereto, and all terms and conditions thereof, are fair and reasonable and are hereby approved.

J.	Appointment of Trust Advisory Committee

44. The Creditors’ Committee and Futures Representative have, pursuant to section 6.6(e) of the Plan, nominated the following individuals as members of the Trust Advisory Committee (the “TAC”): Alan B. Rich, a partner in the law firm of Baron & Budd, P.C.; David S. Frockt, a partner in the law firm of Bergman Senn Pageler & Frockt; Mark H. Iola, a partner in the law firm of Stanley, Mandel & Iola, L.L.P.; Steven Kazan, a partner in the law firm of Kazan, McClain, Abrams, Fernandez, Lyons & Farrise; and Scott W. Wert, a partner in the law firm of Foster & Sear.

K.	Appointment of Trustees of Asbestos Trust

45. The Creditors’ Committee and the Futures Representative have, pursuant to section 6.6(d) of the Plan, nominated the Honorable Alfred Wolin (ret.) to serve as the initial Trustee of the Asbestos Trust.

L.	Pending Asbestos Insurance Settlements.

46. Following the filing of the Plan, the Plan Proponents have negotiated settlements with the following insurance companies: Munich Re America Inc. as defined in Section 1.C., 1.1 of the Settlement Agreement, Policy Buyback And Complete Policy Release Between ARTRA Group, Incorporated And Munich Re America Inc., approved by the Bankruptcy Court January 18, 2007, including but not limited to Munich Re America Inc. as successor in interest to Executive Risk Indemnity, Inc. as successor in interest to American Excess Insurance Company

(hereinafter “Munich Re”); Everest Reinsurance Company, formerly known as Prudential Reinsurance Company (“Everest Re’”); American Motorists Insurance Company (“AMICO”); Allstate Insurance Company, solely as successor-in-interest to Northbrook Excess and Surplus Insurance Company, formerly known as Northbrook Insurance Company pursuant to merger effective January 1, 1985 (“Northbrook”) and Century Indemnity Company (“Century”). The Plan Proponents’ Settlements with Everest Re and Munich Re have been approved by prior Order of this Court and, pursuant thereto. Everest Re and Munich Re are each a “Settling Asbestos Insurance Company” for all purposes under the Plan. The Plan Proponents have sought or will seek separate approval of the proposed Asbestos Insurance Settlements of the remaining insurance companies from this Court. If and when such settlements are approved by this Court, after notice and a hearing, each such insurance company shall be deemed a “Settling Asbestos Insurance Company” for all purposes under the Plan. The Plan Proponents have also commenced negotiations with Transamerica Premier Insurance Company, now known as TIG Premier Insurance Company (“Transamerica”) and Transport Insurance Company (“Transport”), as successor in interest to Transport Indemnity Company. To the extent that this Court separately approves an Asbestos Insurance Settlement within 120 days from the entry of this Order. Transamerica and/or Transport shall be deemed to be a Settling Asbestos Insurance Company for all purposes under the Plan, entitled to all benefits provided to Settling Asbestos Insurance Companies thereunder.

M.	Objections to Confirmation

47. The Scheduling Order fixed December 14, 2006 as the deadline for filing objections to the Plan. By virtue of the Bankruptcy Insurance Stipulation, certain objections to the Plan of certain Insurers (as defined in the Bankruptcy Insurance Stipulation) have been withdrawn or resolved. Objections to confirmation were filed by Northbrook [docket no. 1125]

AMICO [docket no. 1119], and Century [docket no. 1170]. The objections of AMICO and Century have been withdrawn. With respect to the objection of Northbrook and notwithstanding any other provision of this Order, (a) the Plan Proponents shall use reasonable best efforts to obtain the entry of an Order of this Court approving of the Asbestos Insurance Settlement with Northbrook prior to the hearing before the District Court concerning entry of the Confirmation Order, (b) if the Asbestos Insurance Settlement with Northbrook is approved by this Court then Northbrook’s objection to the Plan shall be automatically withdrawn without further act or deed, and (c) the Northbrook objection to the Plan be and is hereby preserved and may be raised by Northbrook, subject to subsection (b) hereof, in connection with the hearing before the District Court concerning entry of the Confirmation Order.

III. CONCLUSIONS OF LAW

A.	Compliance of the Plan With Requirements for Confirmation under Section 1129 of the Bankruptcy Code

1.	Section 1129(a)(l) – Plan Compliance with the Provisions of the Bankruptcy Code

48. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(l) of the Bankruptcy Code.

49. As required by section 1122(a) of the Bankruptcy Code, Article 4 of the Plan classifies each Claim against and Interest in the Debtor into a class containing only substantially similar Claims or Interests. A reasonable basis exists for the classification scheme employed by the Plan, and the Plan Proponents’ classification of Claims and Interests is fair and reasonable.

50. Pursuant to section 1123(a)(l) of the Bankruptcy Code. Article 4 of the Plan properly classifies all Claims against the Debtor, excepting Claims of a kind specified in sections 507(a)(l), 507(a)(2), or 507(a)(8) of the Bankruptcy Code.

51. Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article 3 of the Plan properly identifies and describes the treatment of each class of Claims that is not impaired under the Plan.

52. Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article 5 of the Plan properly identifies and describes the treatment of each class of Claims or Interests that is impaired under the Plan.

53. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest in a particular class, unless the holder of a particular Claim or Interest agreed to a less favorable treatment of such particular Claim or Interest.

54. In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its execution and implementation, including, without limitation, the execution and effectuation of the Asbestos Trust Agreement, the Asbestos Insurance Assignment, the creation of the Asbestos Trust, the issuance of the Asbestos Permanent Channeling Injunction and the Supplemental Injunction, the Effective Date contributions and post-Effective Date corporate management, governance and actions of Reorganized ARTRA and the Asbestos Trust in Articles 5, 6, 7 and 8 of the Plan.

55. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Plan provides that, on or prior to the Effective Date, the Debtor shall adopt an Amended Certificate of Incorporation, which will prohibit the issuance of non-voting equity securities and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance.

56. In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan, the Amended Certificate of Incorporation, the Asbestos Trust Agreement and the Trust Distribution Procedures regarding the selection of the executive officers and directors of

Reorganized ARTRA, the selection of the initial Trustee of the Asbestos Trust, the initial members of the TAC and the Futures Representative, are consistent with the interests of the holders of Claims and Interests and with public policy, and the initial selection of each such individual is consistent with the interests of the holders of Claims and Interests and with public policy.

57. Pursuant to section 1123(b)(1) of the Bankruptcy Code, the Plan impairs or leaves unimpaired, each class of Claims or Interests.

58. Pursuant to section 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption of any unexpired lease or executory contract that has not been rejected by the Debtor with the Court’s approval on or prior to the Effective Date, except those executory contracts and unexpired leases, if any, that the Debtor designates as being subject to rejection in connection with the Effective Date.

59. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Plan provides for the settlement or adjustment of all claims and interests belonging to the Debtor or its Estate.

60. In accordance with section 1I23(b)(6) of the Bankruptcy Code, the Plan includes other appropriate provisions not inconsistent with the Bankruptcy Code, including, without limitation:

a.	The Debtor will possess Cash necessary to satisfy Allowed Administrative Expense Claims on the Effective Date, or as otherwise required by the Plan;

b.	The Debtor and Creditors’ Committee will possess Cash necessary to satisfy Allowed Claims in Clases 2A, 2B and 2C on the Effective Date or as soon as practicable thereafter;

c.	The Debtor will possess Cash necessary to cure any existing defaults relating to all executory contracts and unexpired leases assumed pursuant to the terms of the Plan; and

d.	The Plan consists of and incorporates a series of agreements negotiated among the Debtor and other entities to ensure the success and the feasibility of the Plan.

2.	Section 1129(a)(2) 4 – Plan Proponents’ Compliance with the Provisions of the Bankruptcy Code

61. The Plan Proponents have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1125 and 1126.

3.	Section 1129(a)(3) – Proposal of the Plan is in Good Faith

62. The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law in accordance with Section 1129(a)(3). The Plan Proponents’ good faith is evident from the facts and records of this Case, the Disclosure Statement, the record of the Plan Confirmation Hearing and other proceedings held in this Case. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s estate, of effectuating a successful reorganization of the Debtor and of fairly and equitably addressing the Asbestos Personal Injury Claims and Demands against the Debtor.

4.	Section 1129(a)(4) – Approval of Certain Payments as Reasonable

63. All payments by the Debtor’s bankruptcy estate for costs and services in connection with the Debtor’s Chapter 11 Case, or inconnection with the Plan and incident to the Chapter 11 Case, to representatives, consultants, professionals and others, the approval of which is required under the Bankruptcy Code, either have previously been approved by the Court or remain subject to approval by the Court as reasonable, and were adequately disclosed in the Plan and the Disclosure Statement and exhibits thereto, or have been disclosed prior to or at the Confirmation Hearing.

5.	Section 1129(a)(5) – Disclosure of Identity and Affiliations of Proposed Reorganized ARTRA’s Management, Proposed TAC Members and Trustee and Proposed Compensation of Insiders is Consistent with the Interests of Creditors and Interests and Public Policy

64. The Plan Proponents have duly and properly disclosed the identity and affiliations of the proposed directors and officers of Reorganized ARTRA, the initial members of the TAC, the Trustee, and the Futures Representative, and the identity and compensation of insiders who will be employed by Reorganized ARTRA or the Asbestos Trust. The appointment or continuance of the proposed directors, officers, TAC members, Trustee and Futures Representative is consistent with the interests of the holders of Claims and Interests and with public policy.

6.	Section 1129(a)(6) – Approval of Rate Changes

65. The Debtor’s current business does not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after confirmation of the Plan.

7.	Section 1129(a)(7) – Best Interests of Holders of Claims and Interests

66. In accordance with section 1129(a)(7), each holder of a Claim or Interest in an impaired class has accepted the Plan or will receive at least as much under the Plan as such holder would in a liquidation of the Debtor under Chapter 7 of the Bankruptcy Code.

8.	Section 1129(a)(8) – Acceptance of the Plan by Each Class Entitled to Vote for the Plan

67. With respect to each impaired class of Claims voting on the Plan, Creditors that hold at least two-thirds in amount and more than one-half in number of the Allowed Claims of such class have accepted the Plan.

68. Furthermore, more than seventy-five percent (75%) of the Creditors voting in Class 1 (Asbestos Personal Injury Claims) have accepted the Plan, thereby satisfying the requirements of section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

9.	Section 1129(a)(9) – Treatment of Priority Claims

69. The Plan provides for the treatment of Administrative Expense Claims, Priority Tax Claims and Claims entitled to priority pursuant to sections 507(a)(3) – (8) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

10.	Section 1129(a)(10) – Acceptance of the Plan by Each Impaired Class

70. The Plan has been accepted by all classes of impaired Claims that are entitled to vote and that contain at least one (1) voting member, including Classes 1 and 2A and 2B, as determined without including any acceptance of the Plan by any insider.

11.	Section 1129(a)(11) – Feasibility of the Plan

71. The evidence proffered or adduced at the Confirmation Hearing (a) is persuasive and credible; (b) has not been controverted by other evidence, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of Reorganized ARTRA or the Asbestos Trust, thus satisfying the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code.

12.	Section 1129(a)(12) – Payment of Bankruptcy Fees

72. All fees payable under 28 U.S.C. § 1930, if any, have been paid or will be paid on the Effective Date. Reorganized ARTRA will possess Cash necessary to pay any fees payable under 28 U.S.C. § 1930, as determined by the Court at the Confirmation Hearing.

13.	Section 1129(a)(13) – Retiree Benefits

73. The Debtor has no obligation to pay retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code.

14.	Section 1129(d) – Principal Purpose Not Tax Avoidance

74. No party in interest, including, without limitation, any governmental unit or taxing authority, has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 and the primary purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

B.	The Asbestos Trust and the Asbestos Permanent Channeling Injunction Comply With the Requirements of Section 524(g) of the Bankruptcy Code and the Asbestos Permanent Channeling Injunction Provided for in the Plan and Contained Herein is Issued in Compliance with Applicable Notice and Hearing Requirements and Is Otherwise Proper

75. In accordance with section 524(g)(1) of the Bankruptcy Code, the Plan provides that the Asbestos Permanent Channeling Injunction will be issued in connection with the Order confirming the Plan.

76. There has been proper notice of the Confirmation Hearing, and the terms of the Asbestos Permanent Channeling Injunction properly enjoin Entities from taking legal action for the purpose of directly or indirectly collecting, recovering or receiving payment or recovery with respect to any Claim or Demand that, under the Plan, is to be paid in whole or in part by the Asbestos Trust, except as otherwise expressly allowed by the terms of such Injunction, the Confirmation Order and the Plan, respectively.

C.	Section 524(g)(2) - The Asbestos Trust Satisfies the Structural Requirements of Section 524(g)

77. As of the Petition Date, in accordance with section 524(g)(2)(B)(i)(I), the Debtor has been named as a defendant in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

78. In accordance with the section 524(g)(2)(B)(i)(I)-(IV) of the Bankruptcy Code, the Asbestos Permanent Channeling Injunction is to be implemented in connection with the Asbestos Trust, which, pursuant to the Plan:

a.	shall assume the liabilities of the Debtor with respect to Asbestos Personal Injury Claims;

b.	is funded in whole or in part by the securities of the Debtor and the obligation of such Debtor to make future payments;

c.	would be entitled to own, if specified contingencies occur, the majority of the shares of the Debtor; and

d.	is to use its assets and income to pay Asbestos Personal Injury Claims and Demands.

79. As required by section 524(g)(2)(B)(ii)(I)-(V), the facts and circumstances of Debtor’s Chapter 11 Case include the following:

a.	the Debtor is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events to those that gave rise to the Asbestos Personal Injury Claims, which are addressed by the Asbestos Permanent Channeling Injunction;

b.	the actual amounts, numbers, and timing of Demands cannot be determined;

c.	the pursuit of Demands outside the procedures prescribed by the Plan and the Trust Distribution Procedures is likely to threaten the Plan’s purpose to deal equitably with Asbestos Personal Injury Claims;

d.	the terms of the Asbestos Permanent Channeling Injunction, including any provisions barring actions against third parties, are set out in the Plan and described in the Disclosure Statement;

e.	the Plan establishes, in Class 1, a separate class of claimants whose Claims are to be addressed by the Asbestos Trust;

f.	the class of claimants whose Claims are to be addressed by the Asbestos Trust has voted, by more than seventy-five percent (75%) of those voting, in favor of the Plan; and

g.	pursuant to the Trust Distribution Procedures, the Asbestos Trust shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, that provide reasonable assurance that the Asbestos Trust shall value, and be in a financial position to pay, present Asbestos Personal Injury Claims and future Demands that involve similar Asbestos Personal Injury Claims in substantially the same manner.

D.	Section 524(g)(4) - The Asbestos Permanent Channeling Injunction Shall Be Valid And Enforceable Pursuant to Section 524(g)(4) of the Bankruptcy Code

80. In accordance with section 524(g)(4)(A), the Asbestos Permanent Channeling Injunction shall be valid and enforceable against all entities that it addresses and the Released Parties are all appropriate third parties eligible for protection pursuant to section 524(g)(4)(A)(ii) of the Bankruptcy Code.

81. In accordance with section 524(g)(4)(B)(i) of the Bankruptcy Code, the Futures Representative was appointed by this Court as part of the proceedings leading to the issuance of the Asbestos Permanent Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that would constitute Asbestos Personal Injury Claims and that will be transferred to the Asbestos Trust pursuant to the Asbestos Permanent Channeling Injunction.

82. The Futures Representative approves of the treatment provided to holders of Asbestos Personal Injury Claims, including, but not limited to, the issuance of the Asbestos Permanent Channeling Injunction.

83. In accordance with section 524(g)(4)(B)(ii) of the Bankruptcy Code, in light of the benefits provided, or to be provided, to the Asbestos Trust by or on behalf of each Released Party (including any Settling Asbestos Insurance Company), the Asbestos Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands that would constitute Asbestos Personal Injury Claims against any Released Party (including any Settling Asbestos Insurance Company).

84. The Plan otherwise complies with section 524(g) of the Bankruptcy Code.

E.	Approval of the Settlements, Discharges, Releases And Injunctions Provided Under the Plan

85. The provisions of the Plan incorporating the terms of the Debtor’s previously approved settlements with Entrade, Muralo, Fireman’s Fund and Granite State are an integral part of the Plan and this Order.

86. The funds, waivers and other value to be provided by the non-Debtor Released Parties who are parties to the aforenoted approved settlement agreements are valuable consideration, provided on behalf of all Entities for which such parties are acting under their respective settlement agreements, for the releases and Injunctions contained in the Plan and in those approved settlement agreements, as well as the other benefits contained therein, and would not otherwise be provided by such non-Debtor Released Parties in the absence of such benefits afforded them in the approved settlement agreements and the Plan. Further, each non-Debtor Released Party that will benefit from the releases, waivers of claims, exculpations, indemnities and Injunctions contained in the Plan either shares an identity of interest with the Debtor, was instrumental to the successful prosecution of the Chapter 11 Case, provided necessary funding to the Debtor and/or has contributed substantial assets or other benefits to the Debtor’s reorganization, which value will allow for distributions that would not otherwise be available, but for the contribution made by such non-Debtor Released Party. Such releases, waivers, exculpations, indemnities and Injunctions are essential to the Debtor’s successful reorganization, consistent with applicable laws, and each of the impacted Classes that voted has voted to accept its proposed treatment under the Plan.

87. All releases, discharges, and Injunctions with respect to claims and causes of action against the Released Parties set forth in the Plan are integral parts of the interlocking set of compromises and settlements that are embodied in the Plan. All of the foregoing are fair, equitable, reasonable, and in the best interests of the Debtor, Reorganized ARTRA, the Asbestos Trust, and holders of Claims, Interests and Demands (including holders of Asbestos Personal Injury Claims and Demands), and are effective and binding on all Entities who may have had standing to assert such Claims or causes of action.

88. This Court has the power and authority under sections 524(g) and 105(a) of the Bankruptcy Code to enter the Injunctions contemplated by the Plan which, among other things, will channel the Asbestos Personal Injury Claims to the Asbestos Trust, and limit the direct or indirect prosecution of Asbestos Personal Injury Claims and Demands against the Debtor and, as ordered and/or affirmed by the District Court, against any or all of the other Released Parties, including any of the Settling Asbestos Insurance Companies and also has the power and authority to prohibit any Entity from attempting to circumvent the Plan and the orders of this Court.

89. The Supplemental Injunction is a proper exercise of the foregoing authority of the Court and its entry is warranted by the facts and circumstances of this Chapter 11 Case.

90. Pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019(a), and in consideration of the classification, distributions, and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all the Claims and controversies resolved pursuant to the Plan.

91. Based upon the representations and arguments of counsel to the Debtor and the Creditors’ Committee, and all affidavits submitted in support of Confirmation of the Plan, all testimony proffered and the full record of this Chapter 11 Case, such settlements, compromises, and the Asbestos Permanent Channeling Injunction and Supplemental Injunction:

a.	Reflect a reasonable balance between certainty and the risks and expenses of both future litigation and the continuation or conversion of this Chapter 11 Case;

b.	Fall well within the range of reasonableness for the resolution of complex litigation;

c.	Are fair and equitable and in the best interest of the Debtor, its estate, Creditors and other parties in interest;

d.	Will maximize the value of the bankruptcy estate by preserving and protecting the ability of Reorganized ARTRA to continue operating outside of bankruptcy protection and in the ordinary course of business; and

e.	Are essential to the successful reorganization of the Debtor.

F.	Bankruptcy Rule 3016(b)

92. The Plan is dated and identifies the name of the submitting entities, in accordance with Bankruptcy Rule 3016(b).

G.	No Successor Liability; Vesting of Assets; Discharge of Liabilities

93. Neither the Released Parties, Reorganized ARTRA nor the Asbestos Trust is, or shall be, a successor to the Debtor by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that Reorganized ARTRA and the Asbestos Trust shall assume the obligations specified in the Plan and this Order.

94. Except as otherwise provided in the Plan, on the Effective Date, title to all of the Debtor’s assets and properties and interests in property shall vest in Reorganized ARTRA, free and clear of all Claims, Interests, Encumbrances and other interests, and this Order shall be a judicial determination of the discharge of the liabilities of the Debtor.

H.	Conditions to the Effective Date

95. The Plan Proponents have stated that they have no reason to believe that all conditions to the Effective Date will not be satisfied or duly waived in accordance with Section 9.4 of the Plan.

I.	General

96. Due notice of the Confirmation Hearing has been given to all parties in interest.

97. The affidavits provided prior to the Confirmation Hearing and the evidence presented by the Plan Proponents at the Confirmation Hearing provide an adequate and competent basis for the findings of fact and conclusions of law contained herein.

98. Each of the conditions precedent to the entry of the Confirmation Order, as set forth in Article 9.1 of the Plan, has been satisfied or waived.

J.	Exemptions from Securities Laws

99. Pursuant to section 1125(d) of the Bankruptcy Code, the Plan Proponents’ transmittal of Plan Solicitation Packages, their solicitation of acceptances of the Plan and the issuance and distribution of any securities pursuant to the Plan, and Reorganized ARTRA, participation in such activities, are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale, or purchase of securities.

100. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution pursuant to the Plan of any distributions that may be deemed to be securities shall be exempt from section 5 of the Securities Act of 1933, as amended, and from any state or local law requiring registration, notification, qualification or exemption prior to the offering, issuance, distribution, or sale of securities.

K.	Exemptions from Taxation

101. Pursuant to Section 1146(c), the issuance, transfer or exchange of any security contemplated by the Plan, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

ORDER

Based upon the foregoing, the Plan satisfies the requirements for Confirmation and after due deliberation and sufficient cause appearing therefore, it is hereby FOUND, DETERMINED, ORDERED AND ADJUDGED THAT:

1. The Plan, as filed on January 24, 2007, and each of its provisions are hereby confirmed under sections 524(g) and 1129 of the Bankruptcy Code. The terms of the Plan and the exhibits thereto are incorporated by reference into, and are an integral part of, the Plan and this Order.

2. Votes for acceptance and rejection of the Plan were solicited in good faith and such solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy

Rules 3017 and 3018, the Disclosure Statement, the Voting Procedures Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations.

3. The Plan complies with the requirements of sections 524(g) and 1129 of the Bankruptcy Code.

4. The Debtor is hereby authorized and directed to execute, deliver, file or record all documents and to take all actions necessary or appropriate to implement, effectuate and consummate the Plan, without further application to or order of this Court.

5. The Debtor, is hereby authorized and directed to enter into agreements, and to do and perform all acts, to make, execute and deliver all instruments and documents and to pay all fees, and other amounts, which may be required to implement and effectuate the Plan.

6. On and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan and its provisions shall be binding upon the Debtor, Reorganized ARTRA, any Entity acquiring property under the Plan, and any holder of a Claim against or Interest in the Debtor whether or not the Claim or Interest was asserted against the Debtor, whether or not the Claim or the Interest of such Claim or Interest holder is impaired under the Plan and whether or not such Claim or Interest holder has voted, or is deemed to have voted, for or against the Plan.

7. Except as otherwise expressly provided in the Plan, on the Effective Date, title to all property of the Debtor’s Estate shall revest in Reorganized ARTRA free and clear of all Liens, Claims, encumbrances, charges and Interests arising on or before the Confirmation Date and other rights and interests of holders of Claims and Interests. Subject to the provisions of the Plan. Reorganized ARTRA may continue in existence free of any restriction imposed by the Bankruptcy Code or the Court.

8. Except as otherwise provided in the Plan, the occurrence of the Effective Date shall operate as a discharge, pursuant to, and to the full extent of, section 1141(d)(l) of the Bankruptcy Code, effective as of the Effective Date, of any and all Claims against the Debtor that arose at any time prior to the Effective Date. On and after the Effective Date, as to every discharged debt and Claim, the Entity that held such debt or Claim shall be precluded from asserting against Reorganized ARTRA or its property any other or further Claim based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

9. Following the Effective Date, neither the Debtor, the Reorganized Debtor, any of its respective officers, directors, employees or agents, the Creditors’ Committee (all of the foregoing acting in such capacity), nor any professional persons employed by any of them, shall have or incur any liability or obligation to any Entity for any action taken or omitted to be taken in connection with, or related to, the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, release or other agreement or document created or entered into, or any other action taken or omitted to be taken, in connection with the Plan or the Chapter 11 Case; provided, however, that the provisions of this sentence shall have no effect on the liability of any Entity that would otherwise result from an action or omission to the extent that such an action or omission is determined in a Final Order to have constituted gross negligence or willfull misconduct.

10. Bar Date for Professional Claims and Administrative Expense Claims. All Professionals requesting compensation or reimbursement of expenses pursuant to sections 327,

328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered during the Chapter 11 Case (including, without limitation, any compensation requested by any Professional or any other Entity for making a substantial contribution to the Chapter 11 Case), shall file and serve on Reorganized ARTRA an application for final allowance of compensation and reimbursement of expenses on or before the Bar Date for Administrative Expense Claims. All other creditors asserting Administrative Expense Claims shall file an application for allowance and payment of an Administrative Expense Claim no later than the Bar Date for Administrative Expense Claims. The Bar Date for Administrative Expense Claims shall be the first Business Day that is at least I forty-five (45) days after the Effective Date unless a later date is otherwise approved or such time is extended by this Court. Objections to timely-filed applications of Professionals for compensation or reimbursement of expenses and/or other Administrative Expense Claims must be filed and served on Reorganized ARTRA no later than sixty (60) days after the Bar Date for Administrative Expense Claims. Such claims shall be paid in full by Reorganized ARTRA on the later of (i) the Effective Date, or (ii) the date when each such Claim is Allowed by this Court, or (iii) as agreed.

11. Discharge Injunction. Pursuant to sections 105, 1123, 1129 and 1141 of the Bankruptcy Code, in order to preserve and implement the various transactions contemplated by and provided for in the Plan, all Entities that have held, hold or may hold Claims that are discharged pursuant to the terms of the Plan shall be hereby permanently stayed, restrained and enjoined on and after the Effective Date from taking any of the following actions on account of such discharged Claims, other than actions brought solely to enforce any rights or obligations under the Plan: (i) commencing, conducting or continuing in any manner any action or proceeding of any kind (including any thereof in a judicial, arbitral, administrative or other forum) against Reorganized ARTRA, any of its property, or any direct or indirect transferee of, or direct or indirect successor in interest to, the Debtor or Reorganized ARTRA, or any property of any such transferee or successor, (ii) enforcing, levying, attaching (including pre-judgment attachment), collecting or otherwise recovering, by any manner or means, any judgment, award, decree or other against Reorganized ARTRA, any of its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtor or Reorganized ARTRA, or any property of any such transferee or successor, (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against Reorganized ARTRA, any of its property, or any direct or indirect transferee of any property of, or successor in interest to, the Debtor or Reorganized ARTRA, (iv) asserting any setoff, right of subrogation or recoupment of any kind, directly of indirectly, against Reorganized ARTRA, or any direct or indirect transferee of any property of, or successor in interest to the Debtor or Reorganized ARTRA.

12. Approval of Asbestos Permanent Channeling Injunction and Supplemental Injunction. Pursuant to Rule 3020(c)(1) of the Bankruptcy Rules, the following provisions in the Plan are hereby approved and the Entities which are the subject of the injunctions described below are hereby permanently stayed, restrained and enjoined, on and after the Effective Date, from taking any of the actions against the Released Parties as described below:

A.	Asbestos Permanent Channeling Injunction: Terms:

a. In order to preserve and promote the settlements contemplated by and provided for in the Plan and to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in this Section 8.5, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claim, demand (including any Demand), or cause of action (including, but not limited to, any Asbestos Personal Injury Claim and any

Released Claim, or any Claim or demand for or respecting any Asbestos Trust Expense of the Trust) against the Released Parties, or any of them, based upon, relating to, arising out of, or in any way connected with any Released Claim or any Asbestos Personal Injury Claim, whenever and wherever arising or asserted (including, but not limited to, all such claims in the nature of or sounding in tort, contract, warranty or any other theory of law, equity, or admiralty) or against any Interest shall be permanently stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim, demand, cause of action, or Interest, including, but not limited to:

i.	commencing or continuing in any manner any action or other proceeding of any kind against any of the Released Parties or against the property of any Released Party with respect to any such Claim, demand, cause of action, or Interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

ii.	enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or against the property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

iii.	creating, perfecting or enforcing any Lien of any kind against any Released Party or the (property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

iv.	asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due any Released Party or against the property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand; and

v.	taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents, the Asbestos Trust or the Asbestos Trust Documents, relating to such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand.

b. Reservations.

Notwithstanding anything to the contrary above, this Asbestos Permanent Channeling Injunction shall not enjoin:

i.	the rights of Entities to the treatment accorded them under Articles III, IV and V of the Plan, as applicable;

ii.	the rights of Entities to assert any Claim, debt, litigation, or liability for payment of Asbestos Trust Expenses solely against the Asbestos Trust;

iii.	the retained rights of the Debtor (or Reorganized ARTRA) and the rights of the Asbestos Trust, including, without limitation, the rights of the Debtor (or Reorganized ARTRA) in the Asbestos Insurance Policies, the rights of the Debtor (or Reorganized ARTRA) to transfer its Asbestos Insurance Rights related to the Asbestos Insurance Policies and the Asbestos Insurance Settlement Agreements to the Asbestos Trust pursuant to the terms of this Plan, and the subsequent rights of the Asbestos Trust to prosecute any Asbestos Insurance Rights, Asbestos Insurance Action, assert any claim or Causes of Action, debt, obligation, or liability for payment against an Asbestos Insurance Company, and to collect any Asbestos Insurance Recovery;

iv.	the rights of Entities to assert any Claim, debt, obligation or liability for payment against an Asbestos Insurance Company that is not a Released Party unless otherwise enjoined by order of the Bankruptcy Court; and

v.	the rights of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense, and/or to assert a Contribution Claim pursuant to the terms of Section §6.14.

B. Supplemental Injunction, Terms.

In order to preserve and promote the Muralo Settlement contemplated by and provided for in the Plan and approved by the Bankruptcy Court and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, the Synkoloid Defense Counsel (as defined in the Muralo Settlement Agreement) shall be permanently stayed, restrained, land enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction or other recovery of, on or with respect to any claims, suits, complaints, requests, liabilities, judgments, demands, assertions, obligations or allegations of any kind or nature whatsoever (the

“Enjoined Claims”) against the Muralo Released Parties relating to or arising from the Synkoloid Asbestos Litigation (as defined in the Muralo Settlement Agreement), including, but not limited to:

i.	commencing or continuing, in any manner, any action or other proceeding of any kind against any of the Muralo Released Parties with respect to the Enjoined Claims;

ii.	enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree, or order against any of the Muralo Released Parties or against the property of the Muralo Released Parties with respect to the Enjoined Claims;

iii.	creating, perfecting, or enforcing any Lien of any kind against any of the Muralo Released Parties or the property of any of them with respect to the Enjoined Claims;

iv.	asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due any of the Muralo Released Parties or against property of any of them with respect to the Enjoined Claims; and

v.	taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Muralo Settlement Agreement or any of the Plan Documents relating to such Enjoined Claims;

13. Continuation of Prior Stays and Injunctions. All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Case, whether pursuant to section 105, section 362 or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Discharge and other permanent injunctions, including the Asbestos Permanent Channeling Injunction becomes effective, and thereafter, if so provided by the Plan, this Order or by their own terms. In addition, all actions in the nature of those to be enjoined by the permanent injunctions contained in the Plan and herein shall be enjoined during the period between the Confirmation Date and the Effective Date. The Debtor may seek such further orders as it may deem necessary to preserve the status quo during the time between the Confirmation Date and the Effective Date.

14. Pursuant to sections 6.3(f) and 9.2(c) of the Plan, and in accordance with section 9.20(a)(2) of the Illinois Business Corporation Act of 1983, in connection with Debtor’s approved reorganization, this Court hereby directs that the paid-in capital of Debtor be reduced to be $700,000.

15. This Court and, to the extent required under applicable law, the District Court, shall have and retain continuing and exclusive jurisdiction, in accordance with the provisions of the Plan and sections 105(a) and 1142 of the Bankruptcy Code, to the fullest extent permissible, with respect to all matters arising from or related to the implementation of this Order, including without limitation, (a) to enforce the Asbestos Permanent Channeling Injunction and the Supplemental Injunction, and (b) to impose costs and sanctions on any entity found to have violated the Asbestos Permanent Channeling Injunction or the Supplemental Injunction.

16. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, pursuant to Bankruptcy Rule 3020(e), the terms and conditions of this Order shall be immediately effective and enforceable upon its entry on the docket.

17. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

18. Notice of Entry of Confirmation Order. On or before the date that is thirty (30) days after the District Court enters an order confirming the Plan (the “District Court Confirmation Order”), the Debtor shall serve by first class mail a notice of the entry of this Confirmation Order and the District Court Confirmation Order (the “Confirmation Notice”) to each of the following at their respective addresses last known to the Debtor: (i) the Office of the

United States Trustee, (ii) the attorneys for the Creditors’ Committee, (iii) all persons or entities listed in the Debtor’s schedules of assets and liabilities, or any amendments thereto, (iv) all professionals retained by the Debtor and the Creditors’ Committee pursuant to section 327 of the Bankruptcy Code, (v) law firms or attorneys known to represent holders of Asbestos Personal Injury Claims, and (vi) any other known holders of Claims against the Debtor, as evidenced by Claims and/or notices of appearance filed by or on behalf of such holders in this Case. Such service shall constitute good and sufficient notice pursuant to Bankruptcy Rule 2002(f)(7) and 2002(i)-(l) of the confirmation of the Plan and entry of this Confirmation Order and the District Court Confirmation Order. The Debtor shall also cause the Confirmation Notice to be published as promptly as practicable after the Effective Date once in The USA Today (National Edition).

19. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.2 of the Plan have been satisfied or waived pursuant to Section 9.4 of the Plan.

20. Conflicts Between Confirmation Order and Plan. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Court.

21. Report and Recommendation. Pursuant to Section 524(g)(3)(A) of the Bankruptcy Code and 28 U.S.C. § 157(d), this Order constitutes this Court’s report to the District

Court and this Court recommends that the District Court enter an order issuing and/or affirming this Order, including, without limitation, approving the Asbestos Permanent Channeling Injunction and the Supplemental Injunction.

Dated: JAN 25, 2007 Chicago, Illinois	Hon. Pamela S. Hollis United States Bankruptcy Judge

AFFIRMED:

Dated: , 2007 Chicago, Illinois	Hon. Matthew F. Kennelly United States District Court Judge

Exhibit C

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Chapter 11
)
ARTRA GROUP, INCORPORATED,	)	Case No. 02 B 21522
)
Debtor.	)	Honorable Pamela S. Hollis

AMENDED JOINT REORGANIZATION PLAN OF ARTRA GROUP, INCORPORATED, AS MODIFIED

James A. Chatz (ARDC #00429244)	Frances Gecker (ARDC #6198450)
Barry A. Chatz (ARDC #06196639)	Joseph D. Frank (ARDC #6216085)
Miriam R. Stein (ARDC #06238163)	FRANK/GECKER LLP
ARNSTEIN & LEHR	325 North LaSalle Street
120 South Riverside Plaza	Suite 625
Suite 1200	Chicago, Illinois 60610
Chicago, Illinois 60606	(312) 276-1400
(312) 876-7100	(312) 276-0035 (fax)
(312) 876-0288 (fax)

Attorneys for ARTRA GROUP,	Attorneys for the Official Committee of
Incorporated	Unsecured Creditors of ARTRA
GROUP, Incorporated

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Exhibit A –	Escrow Agreement
Exhibit B –	ARTRA 524(g) Asbestos Trust Agreement
Exhibit C –	Trust Distribution Procedures
Exhibit D –	Asbestos Insurance Assignment Agreement
Exhibit E –	Entrade Settlement Agreement
Exhibit F –	Entrade Note
Exhibit G –	Muralo Settlement Agreement
Exhibit H –	Muralo Note
Exhibit I –	Fireman’s Fund Settlement Agreement
Exhibit J –	Granite State Asbestos Coverage Settlement Agreement
Exhibit K –	List of Executory Contracts

-v-

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Chapter 11
)
ARTRA GROUP, INCORPORATED,	)	Case No. 02 B 21522
)
Debtor.	)	Honorable Pamela S. Hollis

AMENDED JOINT REORGANIZATION PLAN OF

ARTRA GROUP, INCORPORATED, AS MODIFIED

ARTRA GROUP, Incorporated (the “Debtor”), and the Official Committee of Unsecured Creditors of ARTRA GROUP, Incorporated (the “Creditors’ Committee”) hereby propose the following Amended Joint Reorganization Plan of ARTRA GROUP, Incorporated, as modified, dated January 24, 2007 (the “Plan”).

SUMMARY OF PLAN

The Plan provides for the resolution of all outstanding Claims against and Interests in the Debtor, including the creation of an Asbestos Trust to resolve all existing and future asbestos-related unsecured claims against the Debtor.

A. Creation of Asbestos Trust. The Asbestos Trust shall be created on the Effective Date of the Plan and shall be funded with the Asbestos Trust Assets, as more fully described in section 6.6 (b) below, including Excess Cash, Asbestos Insurance Rights, Cash proceeds and assigned claims under pre-Confirmation approved settlements and proceeds of sales of Comforce Stock.

B. Payment to holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims. Allowed Administrative Expenses Claims are estimated to be not less than $1,000,000 and to consist almost exclusively of Administrative Expense Claims of Professionals. Allowed Priority Tax Claims in the gross amount of $389,986.65 were filed by the Franchise Tax Board of the State of California and the Florida Department of Revenue. Both categories of Claims will be paid in full.

C. Payment of The Sherwin-Williams Company Claim. The $14 million Unsecured Claim asserted by The Sherwin-Williams Company shall be satisfied by a Cash payment by the Asbestos Trust in the amount of $2.5 million from the funds presently held by the Creditors’ Committee for the benefit of holders of Asbestos Personal Injury Claims. In exchange for such payment, The Sherwin-Williams Company shall assign all rights to insurance recovery on its claim to the Asbestos Trust.

D. Partial payment to Class 2B and Class 2C Unsecured Creditors from the Unsecured Creditors’ Assets. Class 2B Unsecured Creditors will receive a Distribution equal to their pro rata share of $110,000, or approximately 8% of the presently estimated Allowed

Amount of their Claims, which is the same approximate percentage that the Asbestos Personal Injury Claimants are expected to receive from the Asbestos Trust, plus a supplemental Distribution from the first $27,500 of the proceeds of the Muralo Settlement in exchange for a release of the Muralo Released Parties. Class 2C Unsecured Creditors, if any, will receive a Distribution in the same approximate percentage projected to be paid to the holders of Asbestos Personal Injury Claims. Unsecured Claims asserted against the Estate are currently estimated to be approximately $1,252,000 in Class 2B and $-0- in Class 2C.

E. The Plan incorporates several Bankruptcy Court approved settlement agreements, as follows:

(1)	Entrade Settlement, as more fully described in section 7.1(a) hereof, having an aggregate value to the Asbestos Trust of $5,000,000.

(2)	Muralo Settlement, as more fully described in section 7.1(b) hereof, having an aggregate value of $2.5 million to the Asbestos Trust except for $27,500 earmarked for payment by Reorganized ARTRA to the holders of Class 2B Defense Costs Claims.

(3)	Fireman’s Fund Settlement, as more fully described in section 7.1(c) hereof, having an aggregate value of $4,125,000 to the Asbestos Trust.

(4)	Granite State Asbestos Coverage Settlement, as more fully described in section 7.1(d) hereof, having an aggregate value of $58,618,963 to the Asbestos Trust.

F. Reorganized ARTRA’s Retention of Assets. As of the Effective Date, Reorganized ARTRA shall retain the following assets of the Debtor (hereinafter referred to as the “Retained Assets”) as the successor-in-interest to the Debtor:

(1)	Debtor’s approximate $4,100,000 net operating loss carryforward;

(2)	Sufficient funds to pay Allowed Administrative Expense Claims and Allowed Priority Tax Claims, as estimated above;

(3)	Unsecured Creditors’ Assets, the proceeds of which Reorganized ARTRA shall segregate from the other Retained Assets in a separate interest-bearing escrow account to fund Distributions to holders of such Unsecured Claims as are Allowed;

(4)	$700,000 cash;

(5)	Ownership of the Comforce Stock subject to the terms of the Escrow Agreement;

(6)	Existing oil and mineral rights, if any; and

(7)	All of the Debtor’s insurance policies including the Asbestos Insurance Policies, subject to the Asbestos Insurance Assignment Agreement.

G. Issuance of Channeling Injunction. The Plan contemplates that, upon confirmation, the Bankruptcy Court shall issue the Asbestos Permanent Channeling Injunction in favor of each Released Party to enjoin Third Party Claims.

H. Means of Funding. The payments and transactions contemplated by the Plan shall be funded by the following amounts:

1. Estimated Cash on Effective Date

	$100,000	Cash on Hand

	$3,000,000	Entrade Settlement

	$500,000	Muralo Settlement

	$4,125,000	Fireman’s Fund Settlement

	$3,000,000	Granite State Asbestos Coverage Settlement (Pre-Confirmation Date payment)

	$3,750,000	Granite State Asbestos Coverage Settlement (Post-Confirmation Date/Pre-Effective Date payment)

Total:	$14,475,000

2. Notes/Settlements Payable

$2,000,000	Entrade Note

$2,000,000	Muralo Note

$51,868,963	Granite State Asbestos Coverage Settlement

3. Asbestos Insurance Rights (actual value undetermined)

4. Proceeds of Comforce Stock (Ticker Symbol: CFS)

            $3,862,320 (1,463,000 shares trading at $2.64 as of 10/27/06)

5. Assignment to the Asbestos Trust of claims of Muralo against ARTRA Insurance Carriers, which claims are more fully described in Section 3.6 of Muralo Settlement Agreement.

6. Assignment to the Asbestos Trust of rights or claims for The Sherwin-Williams Company relating to The Sherwin-Williams Company claim.

The Debtor does not anticipate that sufficient funds will be available for the payment in full of all Claims of Asbestos Personal Injury Claimants or the payment in full of the Claims of all Unsecured Creditors. As more fully described in the Disclosure Statement, the Asbestos Personal Injury Claims are valued in the range of $600 million to $1 billion. The specific terms and conditions of the Plan and the treatment of the various Classes of Claims and Interests are more fully set forth below.

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Defined Terms. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the respective meanings specified in the Amended Glossary filed of record on January 24, 2007 or, if not defined therein, in the Disclosure Statement itself, or if not defined therein, the terms shall have the meaning ascribed in the Bankruptcy Code.

1.2 Other Terms/Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in this Plan. The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning. The language used in this Plan will be deemed to be the language that the Plan Proponents have chosen to express their intent.

1.3 Ancillary Documents. Each of the schedules and exhibits to this Plan, the Glossary, the Disclosure Statement, and the schedules and exhibits to such Disclosure Statement, are an integral part of this Plan and are hereby incorporated by reference and made a part of this Plan including, without limitation: the Asbestos Insurance Assignment Agreement, the Asbestos Trust Agreement, the Trust Distribution Procedures, the Amended Articles of Incorporation, the Escrow Agreement, the Entrade Settlement Agreement, the Muralo Settlement Agreement, the Fireman’s Fund Settlement Agreement, the Granite State Asbestos Coverage Settlement Agreement and the other Plan Documents. To the extent of any inconsistency between the Plan and any other document referenced or otherwise incorporated herein, the Plan shall control; provided, however, that to the extent of any inconsistency between the Entrade Settlement Agreement, the Muralo Settlement Agreement, the Fireman’s Fund Settlement Agreement and the Granite State Asbestos Coverage Settlement Agreement (collectively, the “Pending Settlement Agreements”), on the one hand, and the Plan, on the other hand, the Pending Settlement Agreements shall control; provided further, however, that nothing contained in the Pending Settlement Agreements shall modify or adversely affect the Bankruptcy Insurance Stipulation (including any of the Plan amendments set forth therein).

ARTICLE 2

GENERAL PROVISIONS

2.1 Headings. Headings of the articles, paragraphs and sections of the Plan are inserted for convenience only and shall not affect the meaning of any Plan provision.

2.2 Severability. Except as otherwise provided herein or the Pending Settlement Agreements, should any provision or section of this Plan be determined to be unenforceable for any reason, such determination shall not impair, limit or otherwise affect the enforceability and operative effect of any other provision or section of this Plan.

2.3 Supersession. Except to the extent specifically provided herein, in the Confirmation Order or any other agreement (including the Pending Settlement Agreements), document or instrument, in the event of any inconsistency between the Confirmation Order or any such agreement, document or instrument and the terms of this Plan, the terms of this Plan shall govern.

2.4 Entire Agreement. Subject to Section 2.3 hereof, the Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

2.5 Successors and Assigns. The rights and obligations of any Person referred to in the Plan shall be binding upon and shall inure to the benefit of the successors and assigns of such Person.

2.6 Unaffected Rights and Obligations. Except as specifically provided in the Plan, the Plan is not intended, nor should it be construed, to impair, modify, limit, or restrict or otherwise affect any interest, right, claim or obligation that any Creditor or Interest holder has, or alleges to have, against any insider of the Debtor.

2.7 Other Materials. The attention of Creditors and Interest holders is directed to the Disclosure Statement approved in connection with this Plan.

2.8 Penalties. Unless allowed by the Bankruptcy Court, no distribution shall be made on account of any Administrative Expense Claim, Priority Tax Claim, or Unsecured Claim for or in satisfaction of any punitive or exemplary damages or on account of any fine, penalty or forfeiture.

2.9 Late Claims. No Distribution shall be made on account of any Administrative Expense Claims, Priority Tax Claims, Asbestos Personal Injury Claims, or other Unsecured Claims filed after the applicable Bar Date, unless specifically allowed by order of the Court after notice and opportunity for hearing.

2.10 Distributions with Respect to Disputed Claims. Notwithstanding any other provision of this Plan, no payment or Distribution will be made on account of any Disputed

Claim until such time, if any, as the Disputed Claim becomes an Allowed Claim in whole or in part, and no interest shall be payable on the Allowed portion, if any, of any Disputed Claim. Furthermore, no interest shall be payable to holders of Disputed Claims on account of any interest earned on funds reserved under this Plan to satisfy such Disputed Claims.

ARTICLE 3

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS

AND PRIORITY TAX CLAIMS

3.1 Administrative Expense Claims.

(a) General. Subject to the Bar Date provisions set forth herein, unless otherwise agreed to by the Debtor, the Creditors’ Committee and the holder of such Claim, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or (b) such other date as is mutually agreed upon by the Debtor (or Reorganized ARTRA) and the holder of such Claim; provided, however, that Administrative Expense Claims that represent liabilities either incurred by the Debtor in the ordinary course of its business during the Chapter 11 Case or arising under loans or advances to the Debtor during the Chapter 11 Case, to the extent not paid on or before the Effective Date, will be paid by Reorganized ARTRA in the ordinary course of its business and in accordance with any terms and conditions of any agreements relating thereto.

(b) Payment of Judicial Fees. All fees comparable to the fees payable pursuant to 28 U.S.C. § 1930, if and to the extent due, shall be paid in Cash in the full amount of such Administrative Expense Claim when due, or as soon thereafter as may be practicable, and shall be paid on a timely basis thereafter until the case is closed.

(c) Bar Date for Administrative Expense Claims.

(i) Ordinary Course Liabilities. Holders of Administrative Expense Claims based on liabilities incurred post-petition in the ordinary course of the Debtor’s business shall not be required to file any request for payment of such Claims or to file any Proof of Claim. The Administrative Expense Claims of such Persons, to the extent Allowed under the terms of the Plan, shall be paid by Reorganized ARTRA in the ordinary course of its business according to the ordinary and customary business terms and conditions of the particular transaction giving rise to such Administrative Expense Claim without the need for any further action by the holders of such Administrative Expense Claims and without prejudice to any rights, claims, counterclaims, setoffs or other rights of Reorganized ARTRA.

(ii) Professionals and other Administrative Expense Claims. All Professionals requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered during the Chapter 11 Case (including, without limitation, any compensation requested by any Professional or any other Entity for making a substantial contribution to the Chapter 11 Case), shall file and serve on

Reorganized ARTRA an application for final allowance of compensation and reimbursement of expenses on or before the Bar Date for Administrative Expense Claims. All other creditors asserting Administrative Expense Claims not covered by subsection (i) above shall file an application for allowance and payment of an Administrative Expense Claim no later than the Bar Date for Administrative Expense Claims. The Bar Date for Administrative Expense Claims shall be the first Business Day that is at least forty-five (45) days after the Effective Date unless a later date is otherwise approved or such time is extended by the Bankruptcy Court. Objections to timely-filed applications of Professionals for compensation or reimbursement of expenses and/or other Administrative Expense Claims must be filed and served on Reorganized ARTRA no later than sixty (60) days after the Bar Date for Administrative Expense Claims. Such claims shall be paid in full by Reorganized ARTRA on the later of (i) the Effective Date, or (ii) the date when each such Claim is Allowed by the Bankruptcy Court, or (iii) as agreed.

3.2 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid in Cash in full on the Effective Date or as soon after the Effective Date as such Claim is Allowed.

ARTICLE 4

DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

4.1 Classification in General. A Claim or Interest shall be included in a particular Class, and shall receive the treatment afforded Claims or Interests of such Class, only to the extent any such Claim or Interest qualifies within the description of that Class. The remainder of any such Claim or Interest shall be included in a different Class or Classes to the extent the remaining Claim or Interest qualifies for inclusion in such other Class or Classes.

4.2 Resolution of Classification Disputes. The Bankruptcy Court shall have exclusive jurisdiction to resolve any dispute concerning the classification of Claims or Interests. Resolution of any such dispute, however, shall not be a condition precedent to Confirmation.

4.3 Designation of Classes. All Claims against and Interests in the Debtor, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and Distribution pursuant to the Plan, as follows:

CLASS	STATUS	ENTITLED TO VOTE?
Unclassified: Administrative Expense Claims	Unimpaired	No

Unclassified: Priority Tax Claims	Unimpaired	No

Class 1: Asbestos Personal Injury Claims	Impaired	Yes

CLASS	STATUS	ENTITLED TO VOTE?
Class 2A: The Sherwin-Williams Company Claim	Impaired	Yes

Class 2B: Defense Costs Claims	Impaired	Yes

Class 2C: Miscellaneous Claims	Impaired	Yes

Class 3: Interests	Impaired	No

ARTICLE 5

SPECIFICATION AND TREATMENT OF IMPAIRED CLASSES

The following classes are impaired by the Plan in accordance with section 1124 of the Bankruptcy Code:

5.1 Class 1 - Asbestos Personal Injury Claims.

(a) Impairment and Voting. Class 1 is impaired by the Plan. Each holder of an Allowed Asbestos Personal Injury Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

(b) Treatment. As of the Effective Date, liability for all Asbestos Personal Injury Claims, as well as liability for all future Demands, shall automatically and without further act or deed be channeled to and assumed and become payable by the Asbestos Trust, and neither the Debtor nor Reorganized ARTRA nor Muralo shall have any further liability on account thereof. Each Allowed Asbestos Personal Injury Claim and each future Demand will be liquidated in accordance with the Trust Distribution Procedures, subject to the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defenses in response to a demand that such insurer handle, defend or pay any such Claim.

5.2 Class 2A: Unsecured Claims- The Sherwin-Williams Company Claim.

(a) Impairment and Voting. Class 2A is impaired by the Plan. The Sherwin-Williams Company is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

(b) Treatment. Sherwin-Williams Company will be paid $2,500,000 by the Asbestos Trust on the Effective Date or as soon thereafter as is practicable in exchange for a full release of its Claim, including any rights in the Released ARTRA Parties’ insurance policies. All rights to insurance recovery related to The Sherwin-Williams Company Claim shall be assigned to the Asbestos Trust as included in the Asbestos Insurance Rights.

5.3 Class 2B: Unsecured Claims – Defense Costs Claims.

(a) Impairment and Voting. Class 2B is impaired by the Plan. The holders of Class 2B Defense Costs Claims are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

(b) Treatment. Holders of Class 2B Claims will receive a Distribution equal to a pro rata share of $110,000 or approximately 8% of the Allowed Amount of their Claims (the “Class 2B Base Distribution”), which is the same approximate percentage as the Asbestos Personal Injury Claimants are expected to receive from the Asbestos Trust. Reorganized ARTRA shall distribute to each holder of an Allowed Class 2B Claim its share of the Unsecured Creditors’ Assets on the later of (i) the Effective Date, or as soon thereafter as is practicable and (ii) the date when such a Class 2B Claim becomes an Allowed Class 2B Claim.

(c) Muralo Consideration. Holders of Class 2B Claims will receive, in addition to the Class 2B Base Distribution, a pro rata share from the first $27,500 of proceeds of the Muralo Settlement (the “Muralo Distribution”), which distribution is estimated to be an additional 2% of the Allowed Amount of their Claims. Upon payment of the Muralo Distribution, each holder of a Class 2B Claim shall be deemed to release the Muralo Released Parties from any and all liabilities, obligations, claims, demands or causes of action whatsoever owned, held or asserted by the Defense Firms/Providers for the Defense Costs Claims or any other legal fees or costs or claims arising out of the defense of Muralo in matters related to Asbestos Personal Injury Claims. To implement that part of the Muralo Settlement Agreement1 requiring the Bankruptcy Court to issue the Supplemental Injunction, from and after the Effective Date, holders of Class 2B Claims shall be prohibited and enjoined, pursuant to 11 U.S.C. § 105, from the commencement or continuation of any action, the employment of process or any act to collect or recover from the Muralo Released Parties any claim, whether known or unknown, based on the same subject matter of this subparagraph (c).

(d) Segregation of Unsecured Creditors’ Assets. Reorganized ARTRA shall segregate sufficient proceeds of the Unsecured Creditors’ Assets in an interest-bearing escrow account to effectuate the Distributions to holders of Class 2B Claims provided for under this Plan.

5.4 Class 2C: Unsecured Claims- Miscellaneous Claims.

(a) Impairment and Voting. Class 2C is impaired by the Plan. The holders of Class 2C Unsecured Claims are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

[1]	As noted herein, the Muralo Settlement Agreement was approved by Order of the Bankruptcy Court dated February 17, 2005, on notice to all Creditors and without any objection thereto.

(b) Treatment. On the later of the Effective Date or as soon thereafter as such Claims are Allowed, holders of Allowed Class 2C Claims, if any, will receive a Distribution from the Unsecured Creditors’ Assets in the same approximate percentage projected to be paid to the holders of Asbestos Personal Injury Claims.

(c) Segregation of Unsecured Creditors’ Assets. Reorganized ARTRA shall segregate sufficient proceeds of the Unsecured Creditors’ Assets in an interest-bearing escrow account to effectuate the Distributions to holders of Class 2C Claims provided for under this Plan.

5.5 Class 3 - Interests.

(a) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of a Class 3 Interest is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b) Treatment. Holders of Class 3 Interests shall neither receive any Distributions nor retain any property of the Debtor under the Plan. All outstanding equity securities of Debtor shall be cancelled on the Effective Date.

ARTICLE 6

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Funding. This Plan shall be funded by the assets of the Estate that (a) will either be transferred and assigned to the Asbestos Trust or held in escrow for the benefit of the Asbestos Trust; (b) will be retained by Reorganized ARTRA for Distribution to holders of Allowed Administrative Expense Claims, holders of Allowed Priority Tax Claims or the holders of Allowed Unsecured Claims; or (c) will be retained by Reorganized ARTRA to fund its post-confirmation business operations.

6.2 Powers and Duties of Reorganized ARTRA. On the Effective Date:

(a) Reorganized ARTRA shall initiate the consummation of the Plan and shall have full power and authority to, and shall, execute and deliver such documents, instruments, agreements and other papers required to consummate the transfer of the Asbestos Trust Assets to the Asbestos Trust and to segregate the Unsecured Creditors’ Assets for the benefit of Unsecured Creditors, and shall cause all of the Asbestos Trust Assets to be transferred to the Asbestos Trust.

(b) Reorganized ARTRA shall cooperate with and assist the Trustee in all respects necessary to ensure and effectuate a smooth and orderly transfer of the Asbestos Trust Assets in accordance with this Plan. Without excluding other specific forms of cooperation and assistance, Reorganized ARTRA (or the Debtor) shall turn over to the Trustee all books and records required by the Trustee in anticipation of the Trustee’s duties under this Plan. Upon such turnover, the Trustee shall assume responsibility for the safekeeping of the books and records of ARTRA.

(c) Reorganized ARTRA shall retain $700,000 of the Excluded Cash to fund its post-confirmation business operations, as more fully discussed below, with the remainder of the Excluded Cash used to pay Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Unsecured Claims in accordance with this Plan; provided, however, that only the portion of the Retained Assets constituting the Unsecured Creditors’ Assets shall be payable to Unsecured Creditors. The Debtor and the Creditors’ Committee have determined that the amount of Excluded Cash to be included in the Retained Assets shall not exceed $4,250,000.

(d) Reorganized ARTRA shall enter into the Escrow Agreement, attached hereto as Exhibit A, to hold the Comforce Stock for sale for the benefit of the Asbestos Trust and to distribute the proceeds thereof to the Asbestos Trust.

6.3 Post-Confirmation Business of Reorganized ARTRA.

(a) The Debtor is currently a wholly-owned subsidiary of Entrade. On the Effective Date, Reorganized ARTRA shall continue to remain a wholly-owned subsidiary of Entrade. To effectuate this, 100 shares of the Reorganized ARTRA Common Stock, representing all of the authorized shares of Reorganized ARTRA Common Stock to be issued pursuant to the Plan shall be issued to Entrade.

(b) Nationwide is also a wholly-owned subsidiary of Entrade. Nationwide is engaged in the business of acquiring motor vehicles seized by local, state and federal governmental agencies and reselling them at public auction. Nationwide currently does not provide financing for purchasers of vehicles at auction.

(c) From and after the Effective Date, Reorganized ARTRA, the sister corporation of Nationwide, shall be engaged in providing financing to purchasers of vehicles at Nationwide auto auctions.

(d) On the Effective Date, Reorganized ARTRA shall retain $700,000 of the Excluded Cash to operate its business. Reorganized ARTRA shall have no right or entitlement to any other assets except the Retained Assets and only for the specific purposes designated therefore.

(e) After the Effective Date, John Conroy shall remain as the president and chief executive officer of Reorganized ARTRA. His annual compensation shall be $193,000. He shall not have any ownership interest in Reorganized ARTRA directly, though he may be an indirect owner thereof by ownership of shares of Entrade.

(f) In connection with the approved reorganization of ARTRA, and pursuant to Section 9.20(a)(2) of the Illinois Business Corporation Act of 1983, the Court shall direct that the paid-in capital of Reorganized ARTRA be reduced to be $700,000.

(g) All of the Reorganized ARTRA Common Stock shall be pledged by Entrade to secure its obligations under the Entrade Note. Entrade shall also procure an irrevocable letter of credit (the “Letter of Credit”), in form and substance satisfactory to the Creditors’ Committee to secure its obligations under the Entrade Note. No shares of Reorganized ARTRA shall be issued to Entrade until the terms and conditions of this subparagraph (g) have been satisfied prior to the Effective Date.

6.4 Filing of Amended Articles of Incorporation of ARTRA. The Amended Articles of Incorporation of ARTRA shall be filed with the Secretary of State of Pennsylvania on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date. The Amended Articles of Incorporation shall (a) provide that Reorganized ARTRA is prohibited from issuing nonvoting equity securities and (b) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends. Additionally, the Amended Articles of Incorporation shall provide (i) that Reorganized ARTRA shall be authorized to issue only common shares and no other classes of equity securities, (ii) that Reorganized ARTRA shall be authorized to issue only 100 common shares, (iii) that amendments to the Amended Articles of Incorporation shall require the approval of the Asbestos Trust until the Entrade Note is paid in full, and (iv) that Reorganized ARTRA shall have three directors with each director to be elected by holders of 75% of the Reorganized ARTRA Common Stock.

6.5 Vesting of Retained Assets. Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized ARTRA shall be vested with the Retained Assets, which shall be free and clear of all Claims, Liens, charges, encumbrances and other interests of holders of Claims against the Debtor as provided in the Plan or the Confirmation Order. Following the Effective Date, and except to the extent necessary to comply with its obligations under this Plan, Reorganized ARTRA may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court. The proceeds of the Unsecured Creditors’ Assets shall be segregated by Reorganized ARTRA for the benefit of holders of Unsecured Claims. Nothing in this section 6.5 shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

6.6 The Asbestos Trust.

(a) Creation of the Asbestos Trust. On the Effective Date, the Asbestos Trust shall be created in accordance with the ARTRA 524(g) Asbestos Trust Agreement, a copy of which is attached hereto as Exhibit B. The Asbestos Trust shall be a “qualified settlement fund” within the meaning of Section 468B of the Internal Revenue Code and the regulations issued thereunder. The purpose of the Asbestos Trust shall be to assume liability for all Asbestos Personal Injury Claims (whether now existing or arising at any time hereafter) and to use the Asbestos Trust Assets to pay holders of Allowed Asbestos Personal Injury Claims in accordance with the Asbestos Trust Agreement and the Trust Distribution Procedures, and in such a way that provides reasonable assurance that the Asbestos Trust will value and be in a financial position to pay present and future Asbestos Personal Injury Claims that involve similar claims in substantially the same manner, and to otherwise comply in all respects with the requirements of section 524(g)(2)(B)(i) of the Bankruptcy Code. A copy of the Trust Distribution Procedures is attached hereto as Exhibit C.

(b) Asbestos Trust Assets. The Asbestos Trust Assets shall include:

(i) Asbestos Insurance Rights, including any Asbestos Insurance Action Recoveries and Asbestos Insurance Settlements entered into between the Debtor and a Settling Asbestos Insurance Company prior to the Effective Date, including those described in paragraph E of the Summary of Plan above and elsewhere in the Plan;

(ii) Cash proceeds of the Entrade Settlement, as described below;

(iii) Cash proceeds and assigned claims under the Muralo Settlement, as described below;

(iv) All Excess Cash in the Debtor’s possession on the Effective Date;

(v) The Comforce Stock, subject to the terms and conditions of the Escrow Agreement;

(vi) Pledge of 100% of the Reorganized ARTRA Common Stock by Entrade and the Letter of Credit, subject to repayment of the Entrade Note; and

(vii) Direct Actions.

(c) Asbestos Assets Free and Clear of Liens. Except as otherwise provided in this Plan, the Asbestos Trust shall be the successor-in-interest to the Debtor in all respects and for all intents and purposes as to the Asbestos Trust Assets. Subject to the provisions of this Plan, the Asbestos Trust Assets, defined in the Summary of Plan above, shall be transferred to the Asbestos Trust free and clear of all liens, claims, charges, rights of setoff or other encumbrances and interests of any Entity without any further action by such Entity. The transfer of the Asbestos Trust Assets to the Asbestos Trust shall constitute a “transfer under a plan” within the purview of Section 1146(c) of the Bankruptcy Code. The Asbestos Trust, as defined in the Summary of Plan above, shall be effective as of the Effective Date, and shall remain and continue in full force and effect until all Distributions have been made in accordance with this Plan and the Asbestos Trust Documents. Nothing in this section 6.6(c) shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

(d) Appointment of Trustee. Prior to or at the Effective Date, the Futures Representative and the Creditors’ Committee, acting jointly, shall designate the initial Trustee of the Asbestos Trust. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Trustee of the Asbestos Trust to serve as Trustee of the Asbestos Trust in accordance with the Asbestos Trust Agreement.

(e) Appointment of Trust Advisory Committee Members. Prior to or at the hearing with respect to the confirmation of the Plan, the Futures Representative and the Creditors’ Committee, acting jointly, shall nominate the five initial members of the TAC. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Asbestos Trust Agreement.

(f) Asbestos Insurance Assignment. On or after the Effective Date, at the request of the Asbestos Trust, Reorganized ARTRA shall execute and deliver the Asbestos Insurance Assignment Agreement attached hereto as Exhibit D, and such agreement shall thereupon be the valid, binding and enforceable obligation of each party thereto in accordance with the terms thereof. Nothing in this section 6.6(f) shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

(g) Transfer of Liability for Asbestos Personal Injury Claims and Demands to the Asbestos Trust. On the Effective Date, all liabilities, obligations, and responsibilities relating to all Asbestos Personal Injury Claims shall be transferred to the Asbestos Trust.

(h) Discharge of Liabilities to Holders of Asbestos Personal Injury Claims. As provided in the Plan Documents and the Confirmation Order, the transfer to, vesting in, and assumption by the Asbestos Trust of the Asbestos Trust Assets as contemplated by the Plan on the Effective Date shall (1) discharge the Debtor and Reorganized ARTRA for and in respect of all Asbestos Personal Injury Claims and (2) discharge, release and extinguish all obligations and liabilities of the Released Parties for and in respect of all Asbestos Personal Injury Claims. On the Effective Date, the Asbestos Trust shall assume liability for all Asbestos Personal Injury Claims and shall pay the Allowed Asbestos Personal Injury Claims in accordance with the TDP. Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtor, Reorganized ARTRA or the Asbestos Trust may have against any Entity in connection with, or arising out of, or related to, an Asbestos Personal Injury Claim.

(i) Institution and Maintenance of Legal and Other Proceedings. As of the Effective Date, the Asbestos Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos Trust. The Asbestos Trust shall be empowered to initiate, prosecute, defend, settle, maintain, administer, preserve, pursue, and resolve all actions arising from or related to the Asbestos Insurance Actions. Reorganized ARTRA shall be empowered to initiate, prosecute, defend, settle, maintain, administer, preserve, pursue, and resolve all actions arising from or related to its respective insurance rights to the extent permitted or required by the Asbestos Insurance Assignment Agreement. All reasonable fees and expenses incurred by Reorganized ARTRA relating to this Section 6.6(i) for actions performed at the specific request of the Asbestos Trust shall be paid by the Asbestos Trust.

(j) Indemnification by the Asbestos Trust. As and to the extent provided in the Asbestos Trust Agreement and in the pre-Confirmation approved settlements described in Article 7 below, the Asbestos Trust will indemnify and hold harmless each of the Released Parties.

(k) Excess Asbestos Trust Assets. On the Termination Date, after (i) payment of all the Asbestos Trust’s liabilities, including operating expenses and Asbestos Personal Injury Claims, (ii) payment or otherwise providing for payment of all Demands, and (iii) providing for the liquidation of all properties and other non-cash Asbestos Trust Assets then held by the Asbestos Trust, all monies remaining in the Asbestos Trust shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable the tax-exempt organization(s) shall be related to the treatment of, research on or the relief of suffering of individuals with asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized ARTRA within the meaning of section 468B(d)(3) of the Internal Revenue Code.

(l) Asbestos Trust Expenses. The Asbestos Trust shall pay all of its Asbestos Trust Expenses from the Asbestos Trust Assets. Neither the Debtor nor Reorganized ARTRA shall have any obligation to pay any Asbestos Trust Expenses.

6.7 Vesting of Causes of Action in the Asbestos Trust. Any and all claims, demands, rights and Causes of Action arising from or related to Asbestos Insurance Rights shall vest with the Asbestos Trust on the Effective Date. The Asbestos Trust shall be vested with the right to prosecute all claims, demands, rights and causes of action arising from or related to the Asbestos Insurance Rights that the Debtor or the Estate may hold against any Asbestos Insurance Company. The Asbestos Trust shall be responsible for filing the appropriate documents to substitute for the Debtor as the party plaintiff or defendant, as appropriate, in all adversary proceedings and contested matters initiated by the Debtor against any Asbestos Insurance Company or brought against the Debtor by any Asbestos Insurance Company and pending as of the Effective Date.

(a) Release of Section 547 and 548 Causes of Action. Notwithstanding any other provision of this Plan, all Causes of Action under section 547 and 548 of the Bankruptcy Code shall be released as of the Effective Date.

6.8 Effect of Appeals. Unless the Confirmation Order is stayed pending appeal, at the option of the Debtor and the Creditors’ Committee, this Plan may be consummated notwithstanding the pendency of an appeal from the Confirmation Order or the timely service or filing of a motion under Bankruptcy Rules 7052, 8002, 8003, 8015, 9023 or 9024, subject to the rights of Muralo under the Muralo Settlement Agreement.

6.9 Release of Liens. Except as otherwise provided in this Plan or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, on the Effective Date, all liens, encumbrances and other security interests against the assets of the Estate shall be fully and completely released and discharged and all such assets shall be free and clear of any such liens, claims and encumbrances.

6.10 Cancellation of Instruments, Securities and Other Documentation. Except to the extent otherwise provided under the Plan, on the Effective Date of this Plan and concurrently with the applicable Distributions to be made pursuant to this Plan, all Interests in the Debtor, agreements, credit agreements, pre-petition loan documents, post-petition loan documents, lien claims and other evidence of liens shall be deemed to be canceled and of no further force and effect, without any further action on the part of the Debtor or Reorganized ARTRA. The holders of or parties to such canceled instruments, agreements, securities and other documentation will have no remaining rights arising from or relating to such documents nor the cancellation thereof except the rights provided pursuant to this Plan, provided, however, no Distributions under this Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are marked canceled by the holders thereof and received by Reorganized ARTRA or the Trustee.

6.11 Exemption from Certain Taxes. Pursuant to 11 U.S.C. § 1146(c), all transactions, including the delivery and recordation of any instrument, under, in furtherance of, or in connection with this Plan, shall not be subject to any stamp tax, real estate transfer tax or similar transfer fee or tax.

6.12 Insurance Neutrality.

Nothing in the Plan, any Plan Documents, the Confirmation Order, any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan, shall limit the right of any Listed Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Insurer Coverage Defense.

6.13 Collateral Effects of Confirmation.

(a) The Plan, the Plan Documents, the Confirmation Order, and the Bankruptcy Insurance Stipulation, shall be binding on ARTRA, Reorganized ARTRA, the Asbestos Trust and the beneficiaries of the Asbestos Trust. While the obligations, if any, of the Asbestos Trust to pay holders of Asbestos Personal Injury Claims shall be determined pursuant to the Plan, the Trust Distribution Procedures, and the Plan Documents, neither (I) the Court’s approval of (A) the Plan, (B) the Trust Distribution Procedures, or (C) the Plan Documents, nor (II) the Confirmation Order shall, with respect to any Listed Asbestos Insurance Company (including on the basis of the decisions in UNR Industries, Inc. v. Continental Casualty Co., 942 F.2d 1101 (7th Cir. 1991) or Fuller-Austin Insulation Co. v. Fireman’s Fund Inc. Co., et al., Case No. BC 116835, 2002 WL 31005090 (Cal. Superior Ct. Aug. 6, 2002)), constitute a trial or hearing on the merits, an adjudication or judgment, or be used as evidence to prove:

(i) that any of the Debtor, Reorganized ARTRA, any other Released Party, the Asbestos Trust, or any Listed Asbestos Insurance Company is liable for, or otherwise obligated to pay with respect to, any individual Asbestos Personal Injury Claim;

(ii) that the procedures established by the Plan, including the Trust Distribution Procedures, for evaluating and paying Asbestos Personal Injury Claims are reasonable and/or consistent with any procedures that were used to evaluate or settle Asbestos Personal Injury Claims against ARTRA or any other Released Parties before the Petition Date;

(iii) that the settlement of, or the value assigned to, any individual Asbestos Personal Injury Claim pursuant to the Trust Distribution Procedures is or was reasonable and/or otherwise appropriate;

(iv) that any of the Listed Asbestos Insurance Companies participated in and/or consented to the negotiation of the Plan, the Trust Distribution Procedures, or any of the Plan Documents;

(v) that any of ARTRA, the other Released Parties, or the Asbestos Trust have suffered an insured loss with respect to any Asbestos Personal Injury Claim;

(vi) as to the liability, or amount thereof on an aggregate basis or for any individual claim, of ARTRA, the other Released Parties, or the Asbestos Trust for Asbestos Personal Injury Claims; or

(vii) that any of the Insurer Coverage Defenses are pre-empted by federal law except, however, for the determination, if any, permitted by Sections 2 through 7 of the Bankruptcy Insurance Stipulation with respect to the “Assignment” (as defined therein).

(b) Notwithstanding any provision in Sections 6.12, 6.13, or 6.14, Sections 6.12, 6.13, and 6.14 shall not affect or limit or be construed to affect or limit the protection afforded to any Settling Asbestos Insurance Company under the Asbestos Permanent Channeling Injunction.

(c) Nothing in Sections 6.12 and 6.13 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Listed Asbestos Insurance Company with respect to the “Assignment” (as defined in the Bankruptcy Insurance Stipulation) issue that may be actually litigated by such Listed Asbestos Insurance Company as part of its objection, if any, to Confirmation of the Plan as permitted by Sections 2 through 7 of the Bankruptcy Insurance Stipulation.

(d) Nothing in the Plan, the Plan Documents, the Confirmation Order, or any findings of fact and/or conclusions of law with respect to the Confirmation or consummation of the Plan shall limit the right, if any, of: (i) any Listed Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Insurer Coverage Defense including by presenting evidence and/or argument with respect to any of the matters specified in clauses (i) through (vii) of Section 6.13(a) above; or (ii) any other party in any such Asbestos Insurance Action to assert any appropriate position. Except as provided in Section 6.13(c) above, none of the matters specified in clauses (i) through (vii) of Section 6.13(a) above shall have any res judicata or collateral estoppel effect against any Listed Asbestos Insurance Company.

6.14 Contribution Claims.

If a non-Settling Asbestos Insurance Company asserts that it has rights of contribution, indemnity, reimbursement, subrogation or other similar claims against a Settling Asbestos Insurance Company, but for an Asbestos Insurance Settlement and/or the Asbestos Permanent Channeling Injunction (collectively, the “Contribution Claims”), (i) such Contribution Claims may be asserted as a defense or counterclaim against the Asbestos Trust or Reorganized ARTRA (as applicable) in any Asbestos Insurance Action that includes such non-Settling Insurance Company, and the Asbestos Trust or Reorganized ARTRA (as applicable) may assert the legal or equitable rights, if any, of the Settling Asbestos Insurance Company, provided however, the fact that such non-Settling Asbestos Insurance Company may not sue a Settling Asbestos Insurance Company for a Contribution Claim as a result of the Asbestos Permanent Channeling Injunction shall not preclude the non-Settling Asbestos Insurance Company from asserting the Contribution Claim as a defense or counterclaim against the Asbestos Trust or Reorganized ARTRA (as applicable) in any Asbestos Insurance Action, and (ii) to the extent such Contribution Claims are determined to be valid, the liability (if any) of such non-Settling Insurance Company to the Asbestos Trust or Reorganized ARTRA (as applicable) shall be reduced by the amount of such Contribution Claims.

ARTICLE 7

INCORPORATION OF PRE-CONFIRMATION APPROVED SETTLEMENTS

7.1 Pre-Confirmation Date Settlements of Certain Causes of Action. As part of this Plan, the Debtor incorporates the Entrade Settlement, the Muralo Settlement, the Fireman’s Fund Settlement and the Granite State Asbestos Coverage Settlement, each of which shall be implemented in accordance with their terms. Upon the Effective Date, any and all causes of action or claims against the Entrade Released Parties, the Muralo Released Parties, the Fireman’s Fund Released Parties and the Granite State Released Parties shall be excluded from the definition of Causes of Action in furtherance of the terms of the pre-Confirmation approved settlement agreements with said released parties. Notwithstanding the foregoing, the Asbestos Trust reserves the right to enforce any breach of the terms of said settlement agreements and such claims are hereby specifically reserved.

(a) The Entrade Settlement. As part of the Plan, the Debtor incorporates the Entrade Settlement, the terms and conditions of which are set forth in the Entrade Settlement Agreement, a copy of which is attached hereto as Exhibit E. The Entrade Settlement Agreement provides, among other things, for the settlement of all of the Debtor’s Causes of Action against Entrade, Nationwide, their directors and officers and former shareholders for payment to Reorganized ARTRA of $3,000,000 on the Effective Date and of $2,000,000 pursuant to the Entrade Note, a copy of which is attached hereto as Exhibit F. In exchange for the foregoing payments, the Entrade Released Parties (as defined in the Entrade Settlement Agreement), including Entrade and its subsidiary Nationwide, are to receive an Asbestos Permanent Channeling Injunction pursuant to section 524(g) of the Bankruptcy Code.

(b) The Muralo Settlement. The Debtor incorporates the Muralo Settlement, the terms and conditions of which are set forth in the Muralo Settlement Agreement, a copy of which is attached hereto as Exhibit G. The Muralo Settlement Agreement was previously approved by order of the Bankruptcy Court dated February 17, 2005 and provides, among other things, for Muralo to dismiss two pending causes of action and to release all claims against the Debtor and related parties, including all of its rights under a certain indemnification agreement between Muralo and the Debtor, to assign all of its claims against the Debtor’s insurers and certain other causes of action to the Asbestos Trust, and for payment to Reorganized ARTRA and the Asbestos Trust of the sum of $2,500,000 as follows, subject to offset as provided below and in the Muralo Settlement Agreement: (1) $500,000 to be paid within 5 days from the date on which the Confirmation Order becomes a Final Order; (2) $650,000 to be paid on the first and second anniversaries of the date upon which the Confirmation Order becomes a Final Order; and (3) $350,000 to be paid on the third and fourth anniversaries of the date upon which the Confirmation Order becomes a Final Order. The four payments following the initial payments are payable under the Muralo Note, a copy of which is attached hereto as Exhibit H. The above amounts are subject to setoff to the extent of any necessary and reasonable fees and expenses incurred by Muralo in the Muralo Insurance Adversary Proceeding (as defined in the Muralo Settlement Agreement) and in any other litigation which is not voluntarily stayed, as set forth in the Muralo Settlement Agreement.

In addition to the Class 2B Base Distribution, the first $27,500 of the proceeds of the Muralo Settlement will be distributed by Reorganized ARTRA to those holders of Allowed Class 2B Unsecured Claims as consideration for the release of any and all of their Claims against the Muralo Released Parties pursuant to the Plan. In exchange for the foregoing payments and other consideration, the Asbestos Permanent Channeling Injunction, pursuant to section 524(g) of the Bankruptcy Code, and the Supplemental Injunction, pursuant to section 105 of the Bankruptcy Code, will issue in favor of the Muralo Released Parties, and each of the Debtor, Entrade, the Futures Representative, their Affiliates, officers, directors, shareholders and insurers shall release and fully discharge, to the fullest extent permitted by law, each of the Muralo Released Parties from the Released Claims (as defined in Section 4.3 of the Muralo Settlement Agreement), which release shall also be binding upon Reorganized ARTRA and the Asbestos Trust with the same force and effect as if Reorganized ARTRA and the Asbestos Trust were parties to the Muralo Settlement Agreement. In addition, the Asbestos Trust shall have the duty to defend Muralo with respect to any claims intended to be released and/or enjoined pursuant to the Muralo Settlement Agreement, the obligation to reimburse all of Muralo’s necessary and reasonable expenses incurred in providing assistance to the Asbestos Trust in litigation matters assigned to it by Muralo, and the duty to indemnify Muralo from any and all claims brought by the Defense Firms/Providers (i.e., Defense Costs Claims) and the ARTRA Insurance Carriers (as defined in the Muralo Settlement Agreement).

(c) The Fireman’s Fund Settlement. As part of the Plan, the Debtor incorporates the Fireman’s Fund Settlement, the terms and conditions of which are set forth in the Fireman’s Fund Settlement Agreement, a copy of which is attached hereto as Exhibit I. The Fireman’s Fund Settlement Agreement was previously approved by order of the Bankruptcy Court dated September 30, 2002 and provides, among other things, for the payment of $4,125,000 to the Asbestos Trust within ten (10) business days from the date Fireman’s Fund receives notice from ARTRA or the Trustee that the Asbestos Permanent Channeling Injunction has been implemented and the Confirmation Order has become a Final Order. The Fireman’s Fund Settlement Agreement shall settle all outstanding matters between the ARTRA Entities, as defined in the Fireman’s Fund Settlement Agreement, and the Fireman’s Fund Released Parties relating to any insurance liability policies issued by the Firemen’s Fund Released Parties which are identified in the definition of the term “Fireman’s Fund Policies” in the Fireman’s Fund Settlement Agreement. In exchange for the foregoing payment, the Fireman’s Fund Released Parties shall be entitled to the benefit of the Asbestos Permanent Channeling Injunction pursuant to section 524(g) of the Bankruptcy Code.

(d) The Granite State Asbestos Coverage Settlement. As part of the Plan, the Debtor incorporates the Granite State Asbestos Coverage Settlement, the terms and conditions of which are set forth in the Granite State Asbestos Coverage Settlement Agreement, a copy of which is attached hereto as Exhibit J. The Granite State Asbestos Coverage Settlement Agreement was previously approved by order of the Bankruptcy Court dated April 20, 2006 and provides, among other things, for payments in the total amount of $58,618,963 to the Asbestos Trust, in settlement of all disputes between the Parties, as follows:

(i) The Creditors’ Committee shall transfer the payment received from Granite State in the amount of $3,000,000 plus accrued interest to the Asbestos Trust on the Effective Date;

(ii) Granite State shall pay $3,750,000 to the Asbestos Trust 30 days following the date the Confirmation Order becomes a Final Order;

(iii) After the later of fourteen (14) days following the payment to the Asbestos Trust of $3,750,000 described above or the first business day of the month following the payment of $3,750,000 described above, Granite State shall make one payment in the amount of $1,728,978 to the Asbestos Trust; and

(iv) Granite State shall make 29 subsequent payments, each in the amount of $1,728,965 and each to be made on the first business day of each subsequent month following the $1,728,978 payment.

In exchange for the foregoing payments, Granite State shall be entitled to the benefit of the Asbestos Permanent Channeling Injunction pursuant to section 524(g) of the Bankruptcy Code.

ARTICLE 8

INJUNCTIONS, RELEASES AND DISCHARGE

8.1 Term of Certain Injunctions and Automatic Stay.

(a) All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Case, whether pursuant to section 105, section 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the Injunctions and other permanent stays and injunctions that replace them, if any, become effective, as provided in the Confirmation Order. In addition, on and after the Confirmation Date, the Debtor, the Creditors’ Committee and the Futures Representative may seek such further orders as they may deem necessary to preserve the status quo during the time between the Confirmation Date and the Effective Date.

(b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date as well.

8.2 Section 346 Injunction. In accordance with section 346 of the Bankruptcy Code, for purposes of any state or local law imposing a tax, income will not be realized by the Estate, the Debtor or Reorganized ARTRA by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing, or taking any act to impose, collect or recover in any manner any tax against the Debtor or Reorganized ARTRA arising by reason of the forgiveness or discharge of indebtedness under this Plan.

8.3 Discharge and Release.

(a) Except as specifically provided in the Plan or in the Confirmation Order, effective on the Effective Date, the Debtor and Reorganized ARTRA shall be discharged from responsibility, obligation or liability for any and all Claims and Demands, including any Claim of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, any Asbestos Personal Injury Claim, or any Unsecured Claim, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan to the contrary, the rights that are provided in the Plan shall be in complete (x) satisfaction, discharge and release of all Claims or Demands against, Liens on, and Interests in the Debtor (or Reorganized ARTRA) or the Asbestos Trust, or the assets and property of the Debtor (or Reorganized ARTRA) or the Asbestos Trust, (y) satisfaction, discharge and release of all Claims constituting Released Claims, including, but not limited to, all causes of action, whether known or unknown, either directly or derivatively through the Debtor or Reorganized ARTRA against the Released Parties on the same subject matter as any of the Claims, Liens, or Interests described in subpart (x) of this Article 8.3, and (z) satisfaction, discharge and release of all Causes of Action of the Debtor or Reorganized ARTRA, whether known or unknown, including but not limited to, all Claims, including the Released Claims, against the Released Parties. Further, but in no way limiting the generality of the foregoing, except as otherwise specifically provided in the Plan, any Entity accepting any distributions or rights pursuant to the Plan shall be presumed conclusively to discharge the Debtor and Reorganized ARTRA and have released the Released Parties from (a) the Released Claims and (b) any other cause of action based on the same subject matter as the Claim or Interest on which the distribution or right is received.

(b) Except as specifically provided in the Plan or in the Confirmation Order, effective on the Effective Date, the Debtor and Reorganized ARTRA shall satisfy, discharge and release all of their Claims against, Liens on, and Causes of Action, whether known or unknown, either directly or derivatively through the Asbestos Trust, including but not limited to, the Released Claims, against any of the Released Parties. The foregoing notwithstanding, the Debtor does not believe that there are any Claims against, Liens on, or Causes of Actions against any of the Released Parties except as specifically set forth in this Plan or the Disclosure Statement.

(c) Notwithstanding anything contained in the Plan to the contrary, the Plan shall not satisfy, discharge or release any Cause of Action, claim or demand of the Debtor, Reorganized ARTRA or the Asbestos Trust, or any Claim or Demand of an Asbestos Personal Injury Claimant, against any Asbestos Insurance Company or against any Settling Asbestos Insurance Company except as provided in an Asbestos Insurance Settlement Agreement.

(d) Nothing in this section 8.3 shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

8.4 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, upon entry of the Confirmation Order, this Plan will operate as an injunction prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtor, Reorganized ARTRA, or the Asbestos Trust by any Entity or (b) any cause of action, whether known or unknown, against the Released Parties based on the same subject matter as any Claim, Demand or Interest described in clause (a) of Article 8.3.

8.5 Asbestos Permanent Channeling Injunction. Terms.

(a) In order to preserve and promote the settlements contemplated by and provided for in the Plan and to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in this Section 8.5, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claim, demand (including any Demand), or cause of action (including, but not limited to, any Asbestos Personal Injury Claim and any Released Claim, or any Claim or demand for or respecting any Asbestos Trust Expense of the Trust) against the Released Parties, or any of them, based upon, relating to, arising out of, or in any way connected with any Released Claim or any Asbestos Personal Injury Claim, whenever and wherever arising or asserted (including, but not limited to, all such claims in the nature of or sounding in tort, contract, warranty or any other theory of law, equity, or admiralty) or against any Interest shall be permanently stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim, demand, cause of action, or Interest, including, but not limited to:

(i) commencing or continuing in any manner any action or other proceeding of any kind against any of the Released Parties or against the property of any Released Party with respect to any such Claim, demand, cause of action, or Interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

(ii) enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or against the property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

(iii) creating, perfecting or enforcing any Lien of any kind against any Released Party or the property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand;

(iv) asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due any Released Party or against the property of any Released Party with respect to any such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand; and

(v) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents, the Asbestos Trust or the Asbestos Trust Documents, relating to such Claim, demand, cause of action, or interest based upon, relating to, arising out of, or in any way connected with any Released Claim, any Asbestos Personal Injury Claim or any Demand.

(b) Reservations. Notwithstanding anything to the contrary above, this Asbestos Permanent Channeling Injunction shall not enjoin:

(i) the rights of Entities to the treatment accorded them under Articles III, IV and V of the Plan, as applicable;

(ii) the rights of Entities to assert any Claim, debt, litigation, or liability for payment of Asbestos Trust Expenses solely against the Asbestos Trust;

(iii) the retained rights of the Debtor (or Reorganized ARTRA) and the rights of the Asbestos Trust, including, without limitation, the rights of the Debtor (or Reorganized ARTRA) in the Asbestos Insurance Policies, the rights of the Debtor (or Reorganized ARTRA) to transfer its Asbestos Insurance Rights related to the Asbestos Insurance Policies and the Asbestos Insurance Settlement Agreements to the Asbestos Trust pursuant to the terms of this Plan, and the subsequent rights of the Asbestos Trust to prosecute any Asbestos Insurance Rights, Asbestos Insurance Action, assert any claim or Causes of Action, debt, obligation, or liability for payment against an Asbestos Insurance Company, and to collect any Asbestos Insurance Recovery;

(iv) the rights of Entities to assert any Claim, debt, obligation or liability for payment against an Asbestos Insurance Company that is not a Released Party unless otherwise enjoined by order of the Bankruptcy Court; and

(v) the rights of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense, and/or to assert a Contribution Claim pursuant to the terms of Section §6.14.

(c) Supplemental Injunction. Terms. In order to preserve and promote the Muralo Settlement contemplated by and provided for in the Plan and approved by the Bankruptcy Court and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, the Synkoloid Defense Counsel (as defined in the Muralo Settlement Agreement) shall be permanently stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction or other recovery of, on or with respect to any claims, suits, complaints, requests, liabilities, judgments, demands, assertions, obligations or allegations of any kind or nature whatsoever (the “Enjoined Claims”) against the Muralo Released Parties relating to or arising from the Synkoloid Asbestos Litigation (as defined in the Muralo Settlement Agreement), including, but not limited to:

(i) commencing or continuing, in any manner, any action or other proceeding of any kind against any of the Muralo Released Parties with respect to the Enjoined Claims;

(ii) enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree, or order against any of the Muralo Released Parties or against the property of the Muralo Released Parties with respect to the Enjoined Claims;

(iii) creating, perfecting, or enforcing any Lien of any kind against any of the Muralo Released Parties or the property of any of them with respect to the Enjoined Claims;

(iv) asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due any of the Muralo Released Parties or against property of any of them with respect to the Enjoined Claims; and

(v) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Muralo Settlement Agreement or any of the Plan Documents relating to such Enjoined Claims;

8.6 Reservation of Rights. The satisfaction, release and discharge, and the Injunctions set forth in this Article 8, shall not serve to satisfy, discharge, release, or enjoin (i) any Asbestos Personal Injury Claims against the Asbestos Trust as and when provided in the Asbestos Trust Documents, or (ii) Claims against the Asbestos Trust, as applicable, for the payment of Asbestos Trust Expenses (iii) the rights of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

8.7 Disallowed Claims. On and after the Effective Date, the Debtor and Reorganized ARTRA shall be fully and finally discharged of any liability or obligation on a Disallowed Claim, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order (a) disallowing all Claims (other than Asbestos Personal Injury Claims and Interests) to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages. Nothing in this section 8.7 shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

8.8 Exoneration and Reliance. The Debtor, Reorganized ARTRA, the Creditors’ Committee, and the Futures Representative, as well as their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives shall not be liable other than for claims for gross negligence or willful misconduct to any holder of a Claim or Interest or any other Entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the Effective Date in connection with (a) the management or operation of the Debtor or Reorganized ARTRA, or the discharge of their duties under the Bankruptcy Code, (b) the implementation of any of the transactions provided for, or contemplated in, the Plan or the Plan

Documents, (c) any action taken in connection with either the enforcement of the Debtor’s rights against any Entities or the defense of Claims asserted against the Debtor with regard to the Chapter 11 Case, (d) any action taken in the negotiation, formulation, development, proposal, disclosure, confirmation or implementation of the Plan Documents filed in the Chapter 11 Case, or (e) the administration of the Plan or the Asbestos Trust or the assets and property to be distributed pursuant to the Plan. The Debtor, Reorganized ARTRA, the Creditors’ Committee, and the Futures Representative, as well as their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives may reasonably rely upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, shall conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable shall not, by itself constitute a determination or finding of bad faith or willful misconduct. In any action, suit or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or non-action of, the Debtor, Reorganized ARTRA, the Creditors’ Committee, or the Futures Representative or their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, the reasonable attorneys’ fees and costs of the prevailing party shall be paid by the losing party and, as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys’ fees and costs in the event they fail to prevail. Nothing in this section 8.8 shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

8.9 No Liability for Solicitation or Participation. Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order shall provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Debtor, Reorganized ARTRA, and the Creditors’ Committee, and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities. Nothing in this section 8.9 shall affect the right of any Listed Asbestos Insurance Company to assert any Insurer Coverage Defense.

ARTICLE 9

CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

9.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived, by the Debtor, the Creditors’ Committee, the Futures Representative, Entrade, Nationwide, Muralo, Fireman’s Fund and Granite State. These conditions to confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges provided under this Plan shall be effective, binding and enforceable, are as follows:

(a) the Bankruptcy Court shall have approved the Disclosure Statement as having contained adequate information and the solicitation of votes thereunder as having been in compliance with section 1126(b) of the Bankruptcy Code;

(b) the Bankruptcy Court shall have made findings and determinations, among others, in substantially the following form:

(i) the Asbestos Permanent Channeling Injunction and the Supplemental Injunction are to be implemented in connection with the Plan and the Asbestos Trust;

(ii) As of the Petition Date, the Debtor has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

(iii) The Asbestos Trust shall assume all liabilities with respect to all Asbestos Personal Injury Claims on the Effective Date and no Asbestos Personal Injury Claimant has an Asbestos Personal Injury Claim against the Debtor that will not be channeled to and treated under the Trust Distribution Procedures;

(iv) The Asbestos Trust shall use its assets and income to pay Asbestos Personal Injury Claims, including all future Asbestos Personal Injury Claims and Demands in accordance with the Trust Distribution Procedures, and Asbestos Trust Expenses;

(v) The Debtor is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims that are addressed by the Asbestos Permanent Channeling Injunction;

(vi) The actual amounts, numbers and timing of the Demands cannot be determined. Pursuit of Demands outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with the Asbestos Personal Injury Claims and Demands;

(vii) The terms of the Asbestos Permanent Channeling Injunction and the Supplemental Injunction, including any provisions thereof barring actions against third parties, are set forth in the Plan and described in the Disclosure Statement;

(viii) Pursuant to Court orders and the Asbestos Trust Documents, the Asbestos Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Trust shall value, and be in a financial position to pay, similar Asbestos Personal Injury Claims and Demands, whether settled or liquidated prior to or after the Effective Date, in substantially the same manner;

(ix) The Futures Representative was appointed by the Bankruptcy Court for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Permanent Channeling Injunction;

(x) In light of the benefits provided, or to be provided, to the Asbestos Trust on behalf of each Released Party, entry of the Asbestos Permanent Channeling Injunction is fair and equitable with respect to the Persons that might subsequently assert Asbestos Personal Injury Claims or Demands against any Released Party;

(xi) The Bankruptcy Court having previously approved the Entrade Settlement as being in the best interest of the Estate, the injunctions set forth therein shall issue on the Effective Date;

(xii) The Bankruptcy Court having previously approved the Muralo Settlement as being in the best interest of the Estate, the injunctions set forth therein shall issue on the Effective Date;

(xiii) The Bankruptcy Court having previously approved the Fireman’s Fund Settlement as being in the best interest of the Estate, the injunctions set forth therein shall issue on the Effective Date;

(xiv) The Bankruptcy Court having previously approved the Granite State Asbestos Coverage Settlement as being in the best interest of the Estate, the injunctions set forth therein shall issue on the Effective Date;

(xv) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

(xvi) All Persons who solicited acceptances or rejections of the Plan (including the Debtor, the Creditors’ Committee and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities; and

(xvii) The Plan and Plan Documents, including, without limitation, the (i) Asbestos Trust Agreement, (ii) Asbestos Insurance Assignment Agreement, (iii) Trust Distribution Procedures and all amendments modifications and supplements thereto, including, without limitation, all annexes, exhibits, and schedules thereto, and all terms and conditions thereof, are fair and reasonable and are hereby approved.

(c) Confirmation Order. The Confirmation Order and any other orders required to be entered in furtherance of Confirmation of the Plan pursuant to sections 524(g), 1129 and other applicable provisions of the Bankruptcy Code, shall have been entered, in form and substance acceptable to the Debtor, the Creditors’ Committee, the Futures Representative, Entrade and Muralo.

(d) Notwithstanding the provisions of this section 9.1, any findings or determinations sought or obtained in the Confirmation Order or at the Confirmation Hearing shall remain subject to the terms and conditions of sections 6.12 and 6.13 of the Plan.

9.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or, if applicable, waived pursuant to Section 9.4 of the Plan.

(a) Confirmation Order. The Confirmation Order shall have been issued, as required by sections 524(g) and 1129, and other applicable provisions of the Bankruptcy Code, and the Confirmation Order shall have become a Final Order; provided, however, that, except as otherwise required by the terms and provisions of the Entrade Settlement Agreement or the Muralo Settlement Agreement, the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtor and the Creditors’ Committee unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date may be, again at the option of the Debtor and the Creditors’ Committee, the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

(b) Plan Documents. The Plan Documents necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate Governmental Unit; provided, however, that the conditions set forth in this Article 9.2(b) may be waived pursuant to Article 9.4 with the consent of the Debtor, the Creditors’ Committee and the Futures Representative.

(c) Ownership. The Debtor shall have cancelled its issued and outstanding Interests, and Reorganized ARTRA shall have issued all shares of Reorganized ARTRA Common Stock authorized to be issued under its Amended Articles of Incorporation to Entrade. In connection with the approved reorganization of ARTRA, and pursuant to Section 9.20(a)(2) of the Illinois Business Corporation Act of 1983, the Court shall direct that the paid-in capital of Reorganized ARTRA be reduced to be $700,000.

(d) Judicial Fees. All fees comparable to the fees payable pursuant to 28 U.S.C. § 1930, if and to the extent assessed against the Estate of the Debtor, shall have been paid in full.

(e) Tax Assurances. The Debtor shall have obtained either (i) a private letter ruling establishing that each Trust is a “qualified settlement fund” pursuant to section 468B of the Internal Revenue Code, as amended, and the U.S. Treasury regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan deemed satisfactory by the Debtor, the Creditors’ Committee and the Futures Representative, unless this condition is otherwise waived by said parties.

(f) Settlement Payments. Entrade, Muralo, Firemen’s Fund and Granite State shall have paid the settlement amounts due upon Confirmation.

9.3 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Article 9.2 of the Plan have not occurred or been duly waived by the Plan Proponents, and, if required pursuant to Article 9.2, the Futures Representative, before 120 days after the Confirmation Date, then upon notification submitted by the Plan Proponents to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered and the Confirmation Date never occurred and (d) the Debtor’s obligations with respect to all of the Claims and Interests shall remain unchanged, and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

9.4 Waiver of Conditions. Notwithstanding anything contained in Article 9.2 or 9.3 hereof, the Plan Proponents (subject to the terms and provisions of the Muralo Settlement Agreement) and, if required pursuant to Article 9.2, the Futures Representative, may waive one or more of the conditions precedent to effectiveness of the Plan set forth in Article 9.2 by executing an agreement signed by their authorized representatives and filing the same with the Bankruptcy Court.

ARTICLE 10

METHOD OF DISTRIBUTIONS UNDER THE PLAN

10.1 Distributions by Reorganized ARTRA.

(a) General. Reorganized ARTRA shall make all distributions on account of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Unsecured Claims (other than The Sherwin-Williams Company Claim) to the holders of such Allowed Claims as of the Effective Date (or otherwise pursuant to the Plan) at the following address: either (i) the address set forth on the Proof of Claim filed by such holder; or (ii) if no Proof of Claim has been filed, at the address reflected in the list of Creditors filed with the Bankruptcy Court or in the Schedules.

(b) Distributions of Cash. Any payment or Distribution of Cash made by Reorganized ARTRA pursuant to the Plan shall be made by check or by wire transfer.

(c) Timing of Distributions. Unless otherwise provided for in the Plan, any payment or distribution required to be made by Reorganized ARTRA shall be made on the Distribution Date.

10.2 Distributions by the Asbestos Trust. On the Effective Date or as soon thereafter as is practicable, the Asbestos Trust shall make the required distribution on account of The Sherwin-Williams Company Claim at the address set forth on the proof of claim filed by The Sherwin-Williams Company. Distributions to holders of Allowed Asbestos Personal Injury Claims shall be made by the Trustee in accordance with the Asbestos Trust Agreement, the Trust Distribution Procedures and such other applicable agreements, documents or instruments relating thereto that are not inconsistent with the terms of the Asbestos Trust Documents.

ARTICLE 11

PROCEDURES FOR THE TREATMENT OF DISPUTED CLAIMS

11.1 Disallowance of Improperly Filed Claims. Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Expense Claim, Priority Tax Claim, Unsecured Claim or other Claim for which the filing of a Proof of Claim or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan, shall be disallowed if, and to the extent, that such Proof of Claim (or other filing) is not timely and properly made.

11.2 Prosecution of Objections to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, Reorganized ARTRA shall have the exclusive right to make and file objections to Priority Tax Claims, Administrative Claims (other than claims for professional fees), and Unsecured Claims (other than Claims in respect of Asbestos Personal Injury Claims which shall be administered by the Trustee pursuant to the terms of the Asbestos Trust Agreement and the Trust Distribution Procedures) at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan, or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by Reorganized ARTRA, and (y) neither Reorganized ARTRA nor any other Person may file an objection to (1) a Claim that was Allowed by a Final Order entered during the Chapter 11 Case, or (2) a Claim Allowed by the Plan. After the Effective Date, only the Trustee shall have authority to file objections to Asbestos Personal Injury Claims and litigate to judgment, settle, or withdraw such objections, and each Allowed Asbestos Personal Injury Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Asbestos Trust Documents. Notwithstanding the foregoing provisions of this section 11.2, the right to settle, compromise, withdraw, or litigate to judgment any Claims or Demands including, without limitation, Asbestos Personal Injury Claims, shall be subject to the right of any Listed Asbestos Insurance Company to raise any Insurer Coverage Defense in response to a demand that such insurer handle, defend, or pay any such Claim.

11.3 Distributions After Allowance. Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim becomes a Final Order, Reorganized ARTRA shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made), without any interest on such payment or property.

ARTICLE 12

EXECUTORY CONTRACTS

12.1 Assumption or Rejection of Executory Contracts. Except as otherwise provided in the Plan Documents, any Executory Contract that has not been expressly rejected by the Debtor with the Bankruptcy Court’s approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtor unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such Executory Contract. Exhibit K sets forth a list of each Executory Contract assumed by Debtor.

ARTICLE 13

RETENTION OF JURISDICTION

13.1 Jurisdiction. Until the Debtor’s Chapter 11 Case is closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtor, and to adjudicate and enforce all other Causes of Action which may exist on behalf of the Debtor (or Reorganized ARTRA). Nothing contained herein shall prevent Reorganized ARTRA or the Asbestos Trust from taking such action as may be necessary in the enforcement of any Cause of Action which the Debtor has or may have and which may not have been enforced or prosecuted by the Debtor, which Cause of Action shall survive confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

13.2 General Retention. Following the entry of the Confirmation Order, the administration of the Chapter 11 Case will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Asbestos Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of Section 468B of the Internal Revenue Code, as amended, and the U.S. Treasury regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims which have been Allowed temporarily for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of Reorganized ARTRA, the Creditors’ Committee or of the Asbestos Trust to object to or re-examine such Claim in whole or part for any other purpose.

13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain exclusive jurisdiction for the following specific purposes after the Confirmation Date.

(a) to modify the Plan after the Confirmation Date (except as otherwise provided in the Plan), pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules, subject to the provisions of the Muralo Settlement Agreement;

(b) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Asbestos Trust Documents, or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

(c) to assure the performance by Reorganized ARTRA and the Asbestos Trust of their respective obligations to make distributions under the Plan, including, but not limited to, distributions to holders of Allowed Claims pursuant to the provisions of this Plan;

(d) to enforce and interpret the terms and conditions of the Plan Documents;

(e) to enter such orders or judgments, including, but not limited to, injunctions as may be necessary or appropriate to (i) enforce the title, rights, and powers of the Debtor (or Reorganized ARTRA) and the Asbestos Trust, (ii) enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders; and (iii) implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan or the Disclosure Statement or the Confirmation Order, except as otherwise provided herein and subject to the provisions of the Muralo Settlement Agreement;

(f) to decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date, or brought thereafter by the Asbestos Trust, including the Causes of Action retained and preserved under the Plan, and to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtor or Reorganized ARTRA or the Asbestos Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Chapter 11 Case;

(g) to hear and determine all applications for compensation of Professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

(h) to resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any entity’s obligations created or incurred in connection with this Plan and to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

(i) to hear and determine any cause of action in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtor, Reorganized ARTRA, the Creditors’ Committee, the Asbestos Trust, the Trustee, or the Futures Representative and their respective present and former officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives, and agents;

(j) to hear and determine any and all motions for the rejection, assumption, or assignment of Executory Contracts and the Allowance of any Claim resulting therefrom;

(k) to resolve any matters concerning the Asbestos Trust, the implementation of the Asbestos Trust, property of the Asbestos Trust, and Distributions from property of the Asbestos Trust;

(l) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of this Plan;

(m) to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated or if distributions pursuant to this Plan are enjoined or stopped;

(n) to determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument release or other agreement or document created in connection with this Plan or the Disclosure Statement;

(o) to hear and determine such other matters as may be provided in the Confirmation Order;

(p) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtor or its Estate, including, without limitation, any disputes relating to the Bar Date;

(q) to hear and determine all questions and disputes regarding title to the assets of the Debtor or its Estate, Reorganized ARTRA, or the Asbestos Trust;

(r) to hear and determine all matters, questions, and disputes with respect to the Unsecured Claims, as well as any direct causes of action brought by the Asbestos Trust or Reorganized ARTRA, including, without limitation, extra-contractual causes of action against the Asbestos Insurance Companies, or any causes of action assigned to the Asbestos Trust under the Entrade Settlement or the Muralo Settlement;

(s) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Chapter 11 Case;

(t) to retain continuing jurisdiction with regard to the Asbestos Trust sufficient to satisfy the requirements of Treasury Regulation Section 1.468B-1(c)(1);

(u) to hear and determine any and all applications brought by the Trustee to amend, modify, alter, or repeal any provision of the Asbestos Trust Documents;

(v) to enter such orders as are necessary to implement and enforce the Injunctions, including, without limitation, orders extending the protections afforded by sections 105(a) and 524(g) of the Bankruptcy Code to the Settling Asbestos Insurance Companies, the Entrade Released Parties, and the Muralo Released Parties, and imposing costs and sanctions on any Entity found to have violated any of said Injunctions; and

(w) to enter an order concluding the Debtor’s Chapter 11 Case.

(x) to enter and implement such orders as may be necessary or appropriate if any aspect of the Plan, the Asbestos Trust, the Plan Documents or the Confirmation Order, is for any reason or in any respect determined by a court to be inconsistent with, violative of, or insufficient to satisfy any of the terms, conditions, or other duties associated with any Asbestos Insurance Policies, provided however, (a) such orders shall not impair the Insurer Coverage Defenses or the rights, claims, or defenses, if any, of any Listed Asbestos Insurance Company that are set forth or provided for in the Plan, the Plan Documents, the Confirmation Order, or any other Orders entered in the Chapter 11 Case, (b) all interested parties, including any Listed Asbestos Insurance Company, reserve the right to oppose or object to any such motion or order seeking such relief, and (c) this provision does not, in and of itself, grant this Court jurisdiction to hear and decide disputes arising out of or relating to the Asbestos Insurance Policies.

13.4 Nothing contained herein concerning the retention of jurisdiction by the Bankruptcy Court shall be deemed to be a finding or conclusion that (i) the Bankruptcy Court in fact has jurisdiction with respect to any Asbestos Insurance Action, (ii) that any such jurisdiction is exclusive with respect to any Asbestos Insurance Action, or (iii) that abstention or dismissal of any Asbestos Insurance Action pending in the Bankruptcy Court or the District Court as an adversary proceeding, so that another court can hear and determine such Asbestos Insurance Action(s), is or is not advisable or warranted. Any court other than the Bankruptcy Court that has jurisdiction over an Asbestos Insurance Action shall have the right to exercise such jurisdiction.

ARTICLE 14

ENTRY OF CLOSING ORDER BY THE BANKRUPTCY COURT

The performance of all obligations which shall be due and owing on the Effective Date pursuant to the terms of this Plan shall constitute substantial consummation of the Plan within the meaning of section 1101(2) of the Bankruptcy Code. Notwithstanding any closing of the Chapter 11 Case, Reorganized ARTRA, the Trustee, the Futures Representative, Entrade, Muralo or any Settling Asbestos Insurance Company may move, on notice limited to each of them, to reopen the Chapter 11 Case for the purpose of seeking relief pursuant to the retained jurisdiction of the Bankruptcy Court provided herein, under the Confirmation Order or under applicable law.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Compliance with Tax Requirements. In connection with this Plan, Reorganized ARTRA shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to those withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receiving distributions pursuant to this Plan. Notwithstanding any other provision of this Plan, each Person receiving a distribution pursuant to this Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of that distribution. Reorganized ARTRA or the Asbestos Trust, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.

15.2 Effectuating Documents and Further Transactions. The Debtor, Reorganized ARTRA, the Creditors’ Committee, the Asbestos Trust, the Trustee, the Futures Representative, Entrade, Muralo and the Class 2B Unsecured Creditors, Fireman’s Fund, Granite State, and any other party whose cooperation is needed in connection with the Plan, are required to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

15.3 Creditors’ Committee and the Futures Representative. The Creditors’ Committee and the Futures Representative shall continue in existence until the Effective Date, with the Debtor (or Reorganized ARTRA) to pay the reasonable fees and expenses of the Creditors’ Committee and the Futures Representative through that date from the Excluded Cash retained by the Debtor and Reorganized ARTRA under the Plan in order to pay such Administrative Expenses. After the Effective Date, the Futures Representative shall continue in existence and the rights, duties and responsibilities of the Futures Representative shall be as set forth in the Asbestos Trust Documents. All reasonable fees and expenses of the Futures Representative and his counsel and advisors shall be the responsibility of the Asbestos Trust, and Reorganized ARTRA shall have no liability therefor. On the Effective Date, the Creditors’ Committee shall be dissolved and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Chapter 11 Case.

15.4 Modifications of the Plan. The Debtor, the Creditors’ Committee and the Futures Representative may propose amendments to or modifications of the Plan, under section 1127 of the Bankruptcy Code, at any time prior to the Confirmation Date, subject to the terms of the Entrade Settlement Agreement, the Muralo Settlement Agreement and the Asbestos

Insurance Settlement Agreements. After the Confirmation Date, the Creditors’ Committee or the Debtor or Reorganized ARTRA may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan; provided, however, that if the Creditors’ Committee, the Debtor or Reorganized ARTRA fail to so remedy or reconcile after the Confirmation Date following a request from the Trustee to do so, then the Trustee may file a motion seeking such remedy or reconciliation on notice to each of the Persons specified in Article 15.8 hereof.

15.5 Revocation and Withdrawal of the Plan. The Creditors’ Committee and the Debtor reserve the right to revoke and withdraw the Plan prior to the Confirmation Date, subject to the provisions of the Muralo Settlement Agreement. If the Creditors’ Committee and the Debtor jointly revoke and withdraw the Plan prior to the Confirmation Date or, if the Plan is not confirmed pursuant to section 1129 of the Bankruptcy Code, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtor or any other Entity or to prejudice in any manner the rights of the Debtor or any Entity in any further proceedings involving the Debtor.

15.6 Binding Effect. Upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized ARTRA and its successors or assigns, and the holders of Claims and Interests and their respective successors and assigns, whether or not they voted to accept the Plan. The rights, duties and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

15.7 No Admission. Notwithstanding anything herein to the contrary, nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Debtor, with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claim classification.

15.8 Notices. All notices, requests and demands to or upon the Debtor or Reorganized ARTRA, the Creditors’ Committee, the Futures Representative, or the Trustee to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtor or Reorganized ARTRA to:

John Conroy

ARTRA Group, Inc.

One Tiffany Pointe, Suite 112

Bloomingdale, IL 60108

Telephone. (630) 351-8293

Facsimile. (630) 351-8355

With a copy to:

James A. Chatz, Esq

Barry A. Chatz, Esq.

Arnstein & Lehr LLP

120 South Riverside Plaza, Suite 1200

Chicago, IL 60606

Telephone. (312) 876-7100

Facsimile. (312) 876-0288

If to the Creditors’ Committee:

Frances Gecker, Esq.

Joseph D. Frank, Esq.

Frank/Gecker LLP

325 North LaSalle Street, Suite 625

Chicago, Illinois 60610

Telephone: (312) 276-1400

Facsimile: (312) 276-0035

If to the Trustee:

Hon. Alfred J. Wolin

Saiber Schlesinger Satz & Goldstein, LLC

One Gateway Center

13th Floor

Newark, New Jersey 07102-5311

If to the Futures Representative:

Hon. Erwin I. Katz, Esq.

2839 West Morse Avenue

Chicago, IL 60645-2929

With a copy to:

David N. Missner, Esq.

DLA Piper US LLP

203 N. LaSalle Street, 18th Floor

Chicago, IL 60601

Telephone. (312) 368-4000

Facsimile. (312) 236-7516

or to such other address or to the attention of such other Person as the recipient Person has specified by prior written notice to each of the other foregoing Persons.

15.9 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of law of such jurisdiction, and, where applicable, the General Corporation Law of the State of Illinois.

15.10 Plan Supplement. Any and all exhibits or schedules not filed with the Plan shall be contained in a Plan supplement and filed with the Clerk of the Bankruptcy Court at least ten days prior to the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan supplement may be inspected in the office of the Clerk of the Bankruptcy Court during regular court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtor or the Creditors’ Committee in accordance with Section 15.8 of the Plan.

15.11 Exhibits and Schedules. All Exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan, as if set forth in full herein.

15.12 Modification of Payment Terms. Reorganized ARTRA and the Trustee reserve the right to modify the treatment of any Allowed Claim, as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

15.13 Confirmation Pursuant to 11 U.S.C. § 1129(b). The Plan may be confirmed pursuant to 11 U.S.C. § 1129(b) if the Court determines that the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or Interests that is impaired under and has not accepted the Plan.

This Amended Joint Reorganization Plan of ARTRA GROUP, Incorporated, as modified, is being submitted by the Debtor and the Creditors’ Committee this 24th day of January, 2007.

	ARTRA GROUP, INCORPORATED		OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ARTRA GROUP, INC.

By:	/s/ John Conroy, President	By:	/s/ Frances Gecker
	John Conroy in his capacity as President of ARTRA GROUP, Incorporated		One of its attorneys

	James A. Chatz, Esq. (ARDC #00429244)		Frances Gecker, Esq. (ARDC #6198450)
	Barry A. Chatz, Esq. (ARDC #06196639)		Joseph D. Frank, Esq. (ARDC #6216085)
	Miriam R. Stein, Esq. (ARDC #06238163)		FRANK/GECKER LLP
	ARNSTEIN & LEHR LLP		325 North LaSalle Street, Suite 625
	120 S. Riverside Plaza, Suite 1200		Chicago, Illinois 60610
	Chicago, Illinois 60606		Phone: (312) 276-1400
	Phone: (312) 876-7100		Fax: (312) 276-0035
Fax: (312) 876-0288

	Attorneys for ARTRA GROUP, Incorporated		Attorneys for the Official Committee of
Unsecured Creditors of ARTRA GROUP,
Incorporated

Exhibit D

CONVERTIBLE PROMISSORY NOTE

Dated: April 9, 2007

Northfield, IL

FOR VALUE RECEIVED, Entrade Inc., a Pennsylvania corporation (the “Debtor”) hereby unconditionally promises to pay to The Artra 524(g) Asbestos Trust (the “Holder”), or at the Holder’s option to its authorized agent, at c/o Frances Gecker, Frank & Gecker, LLP, 325 N. LaSalle, Street, Suite 625, Chicago, Illinois, 60610 or at such place as the Holder may so designate, the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000), without interest (the “Note”) and subject to the following provisions:

(1)	Term. The term of this Note shall be five (5) years, commencing on the date hereof and maturing five (5) calendar years thereafter (the “Maturity Date”) on which date any remaining amounts due hereunder shall be unconditionally due and payable in full.

(2)	Payment Terms. The Principal balance of this Note shall be payable on the Maturity Date.

(3)	Interest. No interest shall accrue on the outstanding principal balance of this Note.

(4)	Right to Prepay and Right to Receive Prepayment Discounts. The Debtor shall have the right to prepay any part or all of the unpaid balance of this Note at any time without penalty. In the event that Debtor pays the entire balance of this Note prior to the Maturity Date, Debtor shall be entitled to a discount of the principal balance due hereunder in accordance with the following schedule:

If Debtor Pays This Note On or Prior to:	Debtor Will be Entitled to a Discount of:	Full Payoff of This Note Will be:
The Second Anniversary Date of this Note	$1,500,000	$1,000,000
The Third Anniversary Date of this Note	$1,000,000	$1,500,000
The Fourth Anniversary Date of this Note	$500,000	$2,000,000
After the Fourth Anniversary Date of this Note	$0.00	$2,500,000

(5)	Conversion Rights. At any time while any amount of this Note is outstanding, and subject to the terms and conditions set forth below, either party (but in the case of Debtor, subject to the vesting condition set forth in Paragraph 5(c) below) may (but shall not be required to) elect to convert (a “Conversion”) $500,000 of the principal balance of this Note into 200,000 shares of the no par value common stock of Entrade (the “Conversion Shares”). Any Conversion will be deemed a payment of $500,000 under this Note.

(a)	Either the Debtor or the Holder may elect a Conversion by delivering written notice (a “Conversion Notice”) to the other party at the party’s last known address, by means reasonably calculated to reach the intended recipient (including, without limitation, by facsimile) which notice shall state the that such party has elected a Conversion of $500,000 of principal under this Note into 200,000 shares of Debtor’s common stock. The effective date of the Conversion shall be the date on which the Conversion Notice is sent. Any Conversion Notice, once delivered, shall be irrevocable. Upon election of a Conversion by either party, Debtor shall promptly cause the Conversion Shares to be issued.

(b)	Neither Debtor nor Holder may elect a Conversion of more or less than $500,000 of principal under this Note. The number of Conversion Shares issuable upon a Conversion shall be 200,000, regardless of the fair market value of the Conversion Shares at the time of any Conversion.

(c)	Notwithstanding anything to the contrary herein, Debtor’s shall have the right to elect a Conversion under this Note only if: (i) the closing price of the Debtor’s common stock was not less than $2.50 per share for the ten (10) consecutive trading days prior to, and on the date of, the Conversion and (ii) the average trading volume of the Debtor’s common stock was not less than 20,000 shares per day for the ten (10) consecutive trading days prior to, and on the date of, the Conversion.

(d)	The Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration requirements of Section 5 of the Securities Act. Holder represents, warrants and covenants as set forth below and such representations and warranties shall be true and correct as of the Conversion date:

(i) Holder is an “accredited investor” as that term is defined in regulation D under the Securities Act; (ii) has adequate means of providing for current needs; (iii) has no need for liquidity in the Conversion Shares and (iv) is able to bear the substantial economic risks of an investment in, or ownership of, the Conversion Shares for an indefinite period, including the loss of the entire Conversion amount.

(ii) Holder recognizes that an investment in the Conversion Shares involves substantial risks, and Holder has taken full cognizance of and understands all of the risk factors related to such an investment in the Conversion Shares.

(iii)	Holder has not received any general solicitation or general advertising concerning the Debtor or the Conversion Shares, nor is Holder aware that any such solicitation or advertising was received by anyone else.

(iv)	Holder has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of an investment in the Conversion Shares and has the capacity to protect its own interests in connection with the Conversion. Holder further represents that it must bear the economic risk of an investment in the Conversion Shares indefinitely unless the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Conversion Shares under the circumstances, in the amounts or at the time Holder might propose.

(v)	In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Conversion date, the certificates representing the Conversion Shares shall bear a restrictive legend (and stop orders may be placed against transfer thereof with Debtor’s stock transfer agent), stating substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

(6)	Defaults. The occurrence or existence of any of the following shall constitute a “Default” under this Note: (a) the Debtor fails to pay all principal due under this Note on or before the Maturity Date or (b) a proceeding under any bankruptcy, reorganization, insolvency or similar law is filed by or against the Debtor or the Debtor makes an assignment for the benefit of creditors. In the event of a Default, Holder must send written notice to Debtor demanding Debtor cure such Default within ten (10) days of receipt of notification. If Debtor fails to cure such Default within such time, all indebtedness evidenced by this Note may, at the option of the Holder, and without demand or notice of any kind, be declared, and thereupon shall become, immediately due and payable, subject to the discount schedule set forth above.

(7)	Limitation of Remedies Upon Default. To the extent that a Default hereunder has occurred, Holder acknowledges that no such Default shall affect in any manner the injunctive and other relief and releases granted to Debtor in connection with the reorganization of Artra Group Incorporated (U.S. Bankruptcy Court, Northern District of Illinois, Eastern Division, Case No. 02 B 21522).

(8)	Security. The obligations of Entrade under this Note are secured by a pledge of 100% of the issued and outstanding shares of capital stock of Artra Group Incorporated.

(9)	Miscellaneous. The release, waiver or forbearance by the Holder to require the performance of any duty or obligation owed to it by the Debtor shall not act as a waiver of the future compliance by the Debtor of the same or any like or similar obligation. In the event that the Debtor fails to make timely payment of any of its obligations hereunder, the Holder may forthwith exercise the remedies set forth herein. No right or remedy conferred upon or reserved to the Holder hereunder, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall by cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. The provisions of this Note shall be deemed made in Illinois, construed in accordance with Illinois law and shall both bind and benefit the Debtor, its successors, assigns, guarantors, endorsers, and any other person or entity now or hereafter liable hereon.

Dated this 9th day of April, 2007.

Entrade Inc.

Peter Harvey, its President

Exhibit E

COMMERCIAL PLEDGE AGREEMENT

THIS COMMERCIAL PLEDGE AGREEMENT, is made as of the 9th day of April, 2007 (this “Agreement”) by and among Entrade, Incorporated, a Pennsylvania corporation (the “Pledgor”) and ARTRA 524(g) Asbestos Trust, a Delaware statutory trust (the “Trust”).

Recitals

In connection with the confirmation of the Amended Joint Reorganization Plan of ARTRA GROUP, Incorporated, as Modified, (the “Plan”), the Trust has been established to assume the liability for Asbestos Personal Injury Claims (now existing or hereafter arising) asserted against ARTRA GROUP, Incorporated, a Pennsylvania Corporation (“ARTRA”), its affiliates and certain related entities.

The Trust is to be funded in part by the $2,500,000 Promissory Note, of even date herewith, delivered by the Pledgor to the Trust (the “Promissory Note”). Pursuant to the terms of the Plan, the Promissory Note is to be secured by a security interest in all of the outstanding common stock of ARTRA.

Pledgor is the record and beneficial owner of the Pledged Shares (as hereinafter defined).

Pledgor directly and indirectly receives benefits under the Plan including, without limitation, from the discharge and other rights and protections afforded ARTRA and the Pledgor under the Plan with respect to Asbestos Personal Injury Claims and Demands.

In order to consummate the Plan and induce the Trust to assume liability for the Asbestos Personal Injury Claims, Pledgor has agreed to pledge the Pledged Collateral (as hereafter defined) to the Trust in accordance with the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Trust to assume liability for the Asbestos Personal Injury Claims and Demands, it is agreed as follows:

1. Definitions. Unless otherwise defined herein or defined by specific reference to other documents or instruments, initially capitalized terms used herein shall have the meanings assigned to them in the Plan and Second Amended Glossary of Terms for the Plan Documents filed in ARTRA’s Chapter 11 Case on January 26, 2007.

2. Pledge. For valuable consideration, Pledgor hereby pledges to the Trust and grants to the Trust, a first priority security interest (a “Lien”) in all of the following (collectively, the “Pledged Collateral”):

(a) One Hundred (100) shares of stock of ARTRA, evidenced in whole or in part by Certificate #101 (the “Pledged Shares”) and the certificates representing the Pledged Shares, and all rights to which a holder of such Pledged Shares is entitled, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; (except to the extent permitted pursuant to Section 9(b)(i)); and

(b) all voting trust certificates from time to time held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

(c) all additional shares of ARTRA acquired by Pledgor and all rights to which a holder of such additional shares is entitled (the “Additional Shares”) (which Additional Shares shall be deemed to be part of the Pledged Shares) and all voting trust certificates from time to time acquired by Pledgor evidencing the right to vote any such Additional Shares subject to any voting trust in any manner, and the certificates representing such Additional Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares (except to the extent permitted pursuant to Section 9(b)(i)).

3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all of the obligations under the Promissory Note and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4. Delivery of Pledged Collateral. All certificates and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trust. All Pledged Shares shall be accompanied by duly executed undated stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trust.

5. Representations and Warranties. Pledgor and ARTRA represent and warrant to the Trust that:

(a) Pledgor is, and at the time of delivery of the Pledged Shares to the Trust will be, and at all times during which this Agreement is in effect shall be, the sole owner of the Pledged Collateral, free and clear of any lien thereon or affecting the title thereto, or any other rights of any other party with respect thereto, except for any Lien created by this Agreement;

(b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Trust as provided herein;

(d) None of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e) There are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Government Authority or any other person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or ARTRA, or (ii) for the exercise by the Trust of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with disposition by laws affecting the offering and sale of securities;

(g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Trust in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien; and

(h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor and ARTRA enforceable against Pledgor and ARTRA in accordance with its terms. This Agreement is binding on Pledgor and ARTRA as well as Pledgor’s and ARTRA’s successors and assigns, and is legally enforceable in accordance with its terms.

The representations and warranties set forth in this Section 5 are continuing and shall survive the execution and delivery of this Agreement.

6. Covenants of Pledgor. Pledgor covenants and agrees that until all Secured Obligations have been indefeasibly paid in full:

(a) Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 6, the security interest of the Trust shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and the Pledgor will deliver any proceeds thereof to the Trust to be held as Pledged Collateral hereunder;

(b) Pledgor will, at the Trust’s expense secured by the Pledged Collateral, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Trust from time to time may reasonably request in order to ensure to the Trust the benefits of the Liens in and to the Pledged Collateral, including the filing of any necessary UCC financing statements, which may be filed by the Trust with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with the Trust, at the Trust’s expense secured by the Pledged Collateral, in obtaining all necessary approvals and making all necessary filings under federal, state, or local law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c) Pledgor will maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Trust thereon against the claim of any other person; and

(d) Pledgor agrees to pay prior to delinquency all taxes, charges, assessments and claims against the Pledged Collateral.

7. Covenants of ARTRA. ARTRA covenants and agrees that this Agreement covers 100% of the issued and outstanding stock of ARTRA. Until all Secured Obligations are paid in full, ARTRA shall not issue any stock or other equity interest unless the Trust has consented to such issuance in writing and such stock or other equity interest is pledged (pursuant to an agreement in the same form as this Agreement) to the Trust.

8. The Trust’s Rights. The Trust may hold the Pledged Collateral until all Secured Obligations have been paid and satisfied. Upon payment and satisfaction of the Secured Obligations, the Trust shall deliver the Pledged Collateral to Pledgor.

9. Pledgor’s Rights. As long as no Default or Event of Default shall have occurred and be continuing:

(a) Pledgor shall have the exclusive right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of the Plan; provided, however, that no vote shall be cast, and no consent shall be given or action taken that would have the effect of impairing the Lien of the Trust in respect of the Pledged Collateral;

(b)(i) To the extent not in violation of the Plan or this Agreement, Pledgor shall be exclusively entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) cash paid, payable or otherwise distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of ARTRA; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) All dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (b) (i) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to the Trust to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trust, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Trust as Pledged Collateral in the same form as so received (with any necessary endorsement).

10. Default. Each of the following shall constitute a default (“Event of Default”) hereunder:

(a) Default Under the Note. The occurrence of default by Pledgor under the Note.

(b) Nonperformance of Covenants. Any term, obligation, covenant, agreement or condition of this Agreement is not fully and timely performed, observed or kept or the breach of any warranty or representation herein.

(c) Right to Cure. Notwithstanding the forgoing, no Event of Default shall exist until the delivery of a written notice of default to Pledgor and the passage of fifteen (15) days without cure.

11. Remedies; Proxy.

(a) Upon the occurrence of an Event of Default and until payment in full of the Secured Obligations, in addition to any other right and remedies provided at law or equity, the Trust is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Trust was the outright owner thereof. Any sale shall be made, in the Trust’s discretion, at a public or private sale at the Trust’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Trust may deem fair, and the Trust may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Trust. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE TRUST AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION. THE APPOINTMENT OF THE TRUST AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE PAYMENT IN FULL OF THE SECURED OBLIGATIONS. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF THE TRUST AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OF LENDER THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, LENDER SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at the original time or times appointed for a public sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Trust, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Trust may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgor.

(c) If, at any time when the Trust shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Securities Act”), the Trust may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Trust may deem necessary or advisable, but subject to the other requirements of this Section 11 applicable to a private sale, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Trust in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Securities Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 11, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 11, then the Trust shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about ARTRA and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv) as to such other matters as the Trust may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(d) Pledgor recognizes that the Trust may, in its reasonable discretion (including, without limitation, to the extent Section 11(c) is applicable), sell all or a portion of the Pledged Collateral in one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the Trust than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Trust shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit ARTRA to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor and ARTRA would agree to do so.

(e) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of the Trust provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Trust of any one or more of such rights, powers or remedies. No failure or delay on the part of the Trust to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by the Trust with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Trust’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(f) Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trust, that the Trust shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

12. Waiver. No delay on the Trust’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Trust with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Trust’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Trust’s rights as against Pledgor in any respect.

13. Exculpation. Neither the Trust, nor any of its officers, directors, trustees, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

14. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

15. Notices. Except as otherwise set forth in this Agreement, all notices, demands, and requests that any party is required or elects to give to any other party must be in writing, or by a telecommunications device capable of creating a written record, and any notice will become effective (a) upon personal delivery thereof, including delivery by overnight mail or courier service; (b) three (3) Business Days after depositing it in the United States mail, first class, certified or registered, with postage prepaid; or (c) in the case of notice by a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Trust:	Hon. Alfred Wolin
Saiber Schlesinger Satz & Goldstein, LLC
One Gateway Center, 13th Floor
Newark, New Jersey 07102-5311
Fax: (973) 622-3349

With a copy to:	Joseph D. Frank
Frances Gecker
Frank/Gecker LLP
325 North LaSalle Street, Suite 625
Chicago, Illinois 60610
Fax: (312) 276-0035

If to Pledgor	Peter R. Harvey, President
Entrade Inc.
500 Central Avenue
Northfield, Illinois 60093
Fax: (847) 441-6959

With a copy to:	Phillip E. Ruben, Esq.
Levenfeld Pearlstein
211 Waukegan Road, Suite 300
Northfield, Illinois 60093
Fax: (847) 441-9976

IfTo ARTRA:	Artra Group, Inc.
One Tiffany Pointe
Suite 112
Bloomingdale, IL 60108
Attn: John Conroy
Fax: (630) 351-8355

With a copy to:	James A. Chatz
Barry A. Chatz
Miriam R. Stein
Arnstein & Lehr
120 South Riverside Plaza, Suite 1200
Chicago, Illinois 60606
Fax: (312) 876-0288

or to such other address as each party may designate for itself by like notice.

16. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one agreement.

18. Benefit of the Trust. All security interests granted or contemplated hereby shall be for the benefit of the Trust, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Promissory Note.

19. Applicable Law. This Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly within said state, without giving effect to choice of law or conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ENTRADE INC.

By:
Name:	Peter Harvey
Title:	President

ARTRA GROUP INCORPORATED

By:
Name:	John Conroy
Title:	President

THE ARTRA 524(g) ASBESTOS TRUST

By:
Name:
Title: